EXHIBIT 10.1
MASTER LEASE AGREEMENT
dated as of February 10, 2012

THIS MASTER LEASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is between General Electric Capital Corporation (together with its successors and assigns, if any, "Lessor") and Gunite Corporation ("Lessee").  Lessor has an office at 500 W. Monroe Street, Chicago, IL 60661.  Lessee is a corporation organized and existing under the laws of the state or (as the case may be) commonwealth of Delaware.  Lessee's mailing address and chief executive office is 302 Peoples Ave, Rockford, IL, 61104.  This Agreement contains the general terms that apply to the leasing of certain equipment and personal property (the "Equipment") from Lessor to Lessee.  Additional terms that apply to the Equipment and financial terms in relation to the lease of the Equipment (term, rent, options, etc.) shall be contained on an equipment schedule (each a "Schedule", and collectively the "Schedules").  Lessee hereby acknowledges and agrees that (a) Lessor, or (b) any entity that is an affiliate or subsidiary of Lessor or any entity formed, managed or serviced by any of the foregoing or any other entity (each, an “Other Lessor”), may from time to time directly enter into and execute a Schedule, which together with the terms of this Agreement incorporated therein by reference shall constitute the "Lease" for the Equipment subject to such Schedule, and such Lessor or Other Lessor shall be the named “Lessor” under such Lease and any other related Documents (defined below).  Any Other Lessor (including its successors and assigns) may appoint agents (including Lessor) to act on its behalf.  Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms set forth in the applicable Schedule(s).

1.      LEASING:

(a)      Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Equipment described in any Schedule signed by both parties.

(b)      Lessor shall purchase Equipment from the manufacturer or supplier ("Supplier") and lease it to Lessee if on or before the Last Delivery Date Lessor receives (i) a Schedule for the Equipment, (ii) evidence of insurance which complies with the requirements of Section 9, and (iii) such other documents as Lessor may reasonably request.  Each of the documents required above must be in form and substance satisfactory to Lessor.  Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from Supplier. Once the Schedule is signed, Lessee may not cancel the Lease.

2.      TERM, RENT AND PAYMENT:

(a)      The rent ("Rent") payable for the Equipment and Lessee's right to use the Equipment shall begin when Lessee signs the Schedule and accepts the Equipment ("Lease Commencement Date").  The term of the Lease for any Equipment shall commence on the Lease Commencement Date and shall continue (unless earlier cancelled or terminated) pursuant to the provisions of the applicable Schedule (the "Term").  If any term is extended or renewed, the word "Term" shall be deemed to refer to all extended or renewal terms, and all provisions of this Agreement shall apply during any such extension or renewal terms, except as may be otherwise specifically provided in writing.

(b)      Lessee shall pay Rent to Lessor at its address stated above, unless otherwise directed by Lessor.  Each payment of Rent (each a "Rent Payment") shall be in the amount set forth in, payable at such intervals and due in accordance with the provisions of the applicable Schedule.  If any Interim Rent and/or any Advance Rent is payable in respect of any Equipment, such Interim Rent and/or Advance Rent shall be set forth in the applicable Schedule and shall be due and payable in accordance with the terms of the Schedule.  Upon Lessor's receipt of the Interim Rent and the Advance Rent, (i) the Interim Rent shall be applied to the Rent Payment due for the Interim Period, if any, set forth in the Schedule, and (ii) the Advance Rent shall be applied to the first Rent Payment due for the Basic Term, and (iii) the remaining balance, if any, shall be applied to the next scheduled Rent Payment(s) under such Schedule.  In no event shall any Interim Rent, Advance Rent or any other Rent Payments be refunded to Lessee unless otherwise required under applicable law.  If Lessor does not receive from Lessee payment in full of any scheduled Rent Payment or any other sum due under any Lease within TEN (10) DAYS after its due date, Lessee agrees to pay, a LATE FEE equal to FIVE PERCENT (5%) on such unpaid Rent Payment or other sum, but not exceeding any lawful maximum.  Such late fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Lessee may owe as a result of such late payment.

3.     RENT ADJUSTMENT:

(a)      If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, ("Code")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("Effective Rate") is higher than thirty-five percent (35%) for any year during the Term for any Lease, then Lessor shall have the right to increase such Rent payments by requiring payment of a single additional sum.  The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less 0.35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Stipulated Loss Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed as a decimal) and one (1).  The adjusted Stipulated Loss Value shall be the Stipulated Loss Value (calculated as of the date of the first Rent Payment due in the year for which such adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the Term for any Lease).  The Stipulated Loss Values and Tax Benefits are defined on the Schedule.  Lessee shall pay to Lessor the full amount of the additional Rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

(b)      Lessee's obligations under this Section 3 shall survive any expiration, cancellation or termination of any Lease.

4.      TAXES AND FEES:

(a)                 If permitted by law and unless otherwise provided in any Schedule, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any Rents or receipts hereunder), any Schedule, Lessor, any Beneficiary (as defined below) or Lessee, by any domestic or foreign governmental entity or taxing authority during or related to the Term of any Lease, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively "Taxes").  Lessee shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor  or (as the case may be) any Beneficiary except as provided in Sections 3 and 14(c).  Lessee shall promptly reimburse (on an after tax basis) Lessor and (as the case may be) any Beneficiary for any Taxes charged to or assessed against Lessor or any such Beneficiary.  Lessee shall show Lessor as the owner of the Equipment on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessee's payment of Taxes upon request. For purposes of this Agreement, “Beneficiary” shall mean any of Lessor’s beneficiaries and holders of any special units of beneficial interest and their successors and assigns.

(b)      Lessee's obligations, and Lessor's rights, privileges and indemnities, contained in this Section 4 shall survive the expiration or other cancellation or termination of this Agreement.

5.      REPORTS:

(a)      If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or lien. The notice shall include the full particulars of the tax or lien and the location of such Equipment on the date of the notice.

(b)      Lessee will deliver or make available to Lessor complete consolidated financial statements of Lessee and any guarantor or surety for the obligations under any Lease (each a "Guarantor", and collectively, the "Guarantors") prepared in accordance with generally accepted accounting principles, consistently applied, with an audit letter from a recognized firm of certified public accountants within ninety (90) days of the close of each fiscal year of Lessee, together with a certificate of an authorized officer of Lessee stating that such officer has reviewed the activities of Lessee and that to such officer's knowledge, there exists no Event of Default or event which with notice or lapse of time (or both) would become an Event of Default.  In addition, Lessee will deliver to Lessor copies of Lessee's and any Guarantor's, if applicable, quarterly consolidated financial report certified by the chief financial officer of Lessee, within ninety (90) days of the close of each fiscal quarter of Lessee.  Lessee will deliver or make available to Lessor all Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission within thirty (30) days after the date on which they are filed (it being understood that to the extent the same are properly filed on EDGAR they shall be deemed delivered to Lessor on the date on which the same are filed on EDGAR).
(c)      Lessor may inspect any Equipment during normal business hours after giving Lessee reasonable prior notice.

(d)      If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing within ten (10) days of the occurrence of any such incident.

(e)      Upon Lessor’s request, Lessee will provide within ten (10) days of such request, copies of the insurance policies or other evidence required by the terms hereof.

(f)      Lessee will furnish, within thirty (30) days of Lessor's request (but not more frequently than once per fiscal quarter), a certificate of an authorized officer of Lessee stating that he/she has reviewed the activities of Lessee and that, to his/her knowledge, there exists no Event of Default or event which with notice or lapse of time (or both) would become an Event of Default.

(g)      Lessee will promptly notify Lessor of any change in Lessee's state or (as the case may be) commonwealth of incorporation or organization, in any case within thirty (30) days of such change.

(h)      Upon reasonable request by Lessor, Lessee will provide Lessor such other reports or information in relation to the Equipment and the maintenance thereof.

6.      DELIVERY, USE AND OPERATION:

(a)       All Equipment shall be shipped directly from Supplier to Lessee (unless the Equipment is being leased pursuant to a sale-leaseback transaction in which case Lessee represents and warrants that it is in possession of the Equipment as of the Lease Commencement Date).

(b)      Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business, and in a manner complying in all material respects with all applicable laws, regulations and insurance policies, and in compliance in all material respects with manufacturer’s recommendations.  Lessee further agrees that it shall not discontinue use of any Equipment except for maintenance or repair or for periods not in excess of 60 days without prior written notice to Lessor.

(c)      Lessee will not (i) move any Equipment from the location specified on the Schedule, without the prior written consent of Lessor, or (ii) part with possession of any of the Equipment (except to Lessor or for maintenance or repair).  If Lessor asks, Lessee will promptly confirm to Lessor in writing the location of any Equipment.

(d)      Lessee will keep the Equipment free and clear of all liens, claims and encumbrances other than those which result from acts of Lessor.

(e)      Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless an Event of Default has occurred and is continuing under any Lease.

7.      MAINTENANCE:

(a)      Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted.  Lessee shall also maintain the Equipment in accordance in all material respects with manufacturer's recommendations.  Lessee shall make all alterations or modifications required to comply in all material respects with any applicable law, rule or regulation during the Term of any Lease.  If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessor.  The tags or labels shall be placed in a prominent position on each unit of Equipment.

(b)      Lessee will not attach or install anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor.  All additions, parts, supplies, accessories, and equipment ("Additions") furnished or attached to any Equipment that are not readily removable shall become the property of Lessor.  All Additions shall be made only in compliance in all material respects with applicable law.  Lessee will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Lessor.

8.      STIPULATED LOSS VALUE:

If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable ("Casualty Occurrences") Lessee shall promptly and fully notify Lessor in writing.  Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the Rent Payment date prior to the Casualty Occurrence; and (ii) all Rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit.  The "Payment Date" for purposes of this Section 8 shall be the next scheduled Rent Payment date after the Casualty Occurrence.  Upon payment of all sums due hereunder, the term of the Lease as to such unit shall terminate.

9.      INSURANCE:

(a)      Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

(b)      Lessee shall secure and maintain in effect at its own expense throughout the Term of any Lease of the Equipment, insurance for such amounts and against such hazards as Lessor may reasonably require.  All such policies shall be with companies that have an A.M. Best rating of A- or higher ("Minimum Rating"), provided that if any such company is downgraded below the Minimum Rating, then upon reasonable request from Lessor, Lessee must replace said issuer with one having a rating at or above the Minimum Rating promptly of such downgrade and otherwise on terms reasonably satisfactory to Lessor.  The insurance shall include coverage for damage to or loss of the Equipment, liability for personal injuries, death or property damage.  Lessor and any Beneficiary shall be named as additional insured with a loss payable clause in favor of Lessor and any Beneficiary, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee.  The insurance shall provide for liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule.  The casualty/property damage coverage shall be in an amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.  No insurance shall be subject to any co-insurance clause. The insurance policies shall provide that the insurance may not be altered to reduce the coverage amounts or canceled by the insurer until after thirty (30) days (and ten (10) days for cancellation as a result of failure to pay premiums) written notice to Lessor and any Beneficiary.  Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor.

(c)      Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lessor shall not act as Lessee's attorney-in-fact unless an Event of Default has occurred and is continuing.  Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance.  Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs for such unit of Equipment are less than the lesser of (x) ten percent (10%) of the original Equipment cost (as stipulated in the applicable Schedule for such Equipment), or (y) ten thousand and 00/100 dollars ($10,000).  Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor under this Agreement.

10.      RETURN OF EQUIPMENT:

(a)      Upon the expiration, cancellation or termination of this Agreement or any Lease (including any cancellation or termination pursuant to Section 17 hereof or any cancellation or termination occurring after or in connection with an Event of Default hereunder), Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment.  If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor.  Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment.  All Equipment will be cleaned, cosmetically acceptable, and in such condition as to be immediately installed into use in a similar environment for which the Equipment was originally intended to be used.  All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws.  Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct.  Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment.  The transit insurance must name Lessor as the loss payee.  Lessee shall pay for all costs to comply with this Section 10.

(b)      Until Lessee has fully complied with the requirements of Section 10(a) above, Lessee's Rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration, cancellation or termination of the corresponding Term.  During such month to month period, Lessor may terminate Lessee's right to use the Equipment upon ten (10) days notice to Lessee.

(c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers.  Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment.  All service manuals, blue prints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least ninety (90) days and not more than one hundred twenty (120) days prior to lease cancellation or termination.

(d)      Lessee shall make the Equipment available for on-site operational inspections by potential purchasers at least one hundred twenty (120) days prior to and continuing up to lease cancellation or termination.  Lessor shall provide Lessee with reasonable notice prior to any inspection.  Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

11.      DEFAULT AND REMEDIES:

(a)      Lessee shall be in default under this Agreement and under each Lease upon the occurrence of any of the following (each an "Event of Default", and collectively, the "Events of Default"):

(i)	Lessee fails to pay within ten (10) days after its due date, any Rent or any other amount due under this Agreement or any Lease;
(ii)	Lessee breaches any of its insurance obligations under any Lease or any other Document (as defined in Section 16 hereof);
(iii)
Lessee breaches any of its other obligations under any Lease (other than those described elsewhere in this Section 11(a)), and fails to cure that breach within thirty (30) days after written notice from Lessor;

(iv)	any representation, warranty or covenant made by Lessee or any Guarantor in connection with any Lease or any Document shall be false or misleading in any material respect;
(v)	any Equipment is used for an illegal purpose;
(vi)
(A) there is any dissolution or termination of existence of Lessee or any Guarantor, (B) Lessee or any Guarantor becomes insolvent or ceases to do business as a going concern, (C) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor, (D) a receiver is appointed for all or of any part of the property of Lessee or any Guarantor, or Lessee or any Guarantor makes any assignment for the benefit of its creditors, or (E) Lessee or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or in the event an involuntary petition is filed against Lessee or any Guarantor under any bankruptcy or insolvency laws, and such involuntary petition is not dismissed within sixty (60) days of the filing date;

(vii)
Lessee or any Guarantor breaches or is in default under any other agreement by and between Lessor or any Beneficiary (or any of their respective affiliates or parent entities) on the one hand, and Lessee or such Guarantor (or any of their respective parent or affiliates) on the other hand and such breach or default results in, or permits the applicable obligee or beneficiary to accelerate or terminate the applicable agreement; provided, however, that any such default under this Section 11(a)(x) is not solely related to a material adverse change in Lessee’s or any Guarantor’s  financial condition;

(viii)
any Guarantor revokes or attempts to revoke its obligations under its guaranty or any related document to which it is a party, or fails to observe or perform any covenant, condition or agreement to be performed under such guaranty or other related document to which it is a party;

(ix)
Lessee or any Guarantor defaults under any other contract or obligation requiring the payment of money in an amount greater than $10,000,000, and such default results in the right by the other party to the agreement to either accelerate the obligations thereunder or enforce its rights and remedies thereunder; provided however that any such default under this Section 11(a)(ix) is not solely related to a material adverse change in Lessee’s or any Guarantor’s financial condition;

(x)
(A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) shall have become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the  Exchange Act ), directly or indirectly, of more than 30% of the outstanding voting stock of Accuride Corporation, a Delaware corporation (“Accuride”); (B) at any time individuals who (i) were members of the Board of Directors of Accuride as of the date of this Agreement, (ii) were  members of such Board of Directors for at least the 12 preceding months (or, if such date of determination occurs during the period comprising the first 12 months after the execution of this Agreement, since such date), or (iii) were recommended by at least a majority of the directors described in subclauses (i) or (ii) of this clause (B), no longer constitute a majority of the Board of Directors of Accuride; and/or (C) Accuride shall cease to own directly or indirectly all of the voting stock of Lessee; and/or (D) without the prior written consent of Lessor, there is any merger or consolidation of Lessee or any Guarantor other than a Permitted Transaction as defined below; or

(xi)	either Lessee or any Guarantor sells or leases all, or substantially all, of its assets.

Lessor agrees that the prior written consent of Lessor referred to in Section 9 (q) above will not be unreasonably withheld, provided that Lessor shall not be deemed to have unreasonably withheld its consent if: (A) Lessee fails to provide Lessor with such financial or other information as Lessor may reasonably request to evaluate Lessee’s request at least thirty (30) days prior to the targeted closing of the proposed event for which Lessor’s consent is being requested; (B) in Lessor’s reasonable opinion, there is expected to be any material adverse change in the creditworthiness of Lessee or any Guarantor or (as the case may be) the creditworthiness of any proposed successor entity does not meet Lessor’s then existing credit underwriting standards; (C) in Lessor’s reasonable opinion, there is expected to be any adverse effect on the Equipment or Lessor’s interest therein; (D) at the time of Lessee’s request, Lessee is subject to an Event of Default or an event that with the giving of notice or passage of time or both would constitute an Event of Default; (E) any such proposed successor entity or new controlling entity fails to meet Lessor’s compliance screening standards then in effect (e.g., “Patriot Act”), or (F) Lessor fails to receive, in form and substance satisfactory to Lessor, any transfer and assumption agreement, new or amended financing statements, or other documents and instruments that may be required by Lessor in connection with such request.

As used in this Agreement, a “Permitted Transaction” is a transaction where at the time of the consummation thereof, Lessee is not subject to an Event of Default or an event that with the giving of notice or passage of time or both would constitute an Event of Default and (A) Lessee is the surviving entity, or (B) Lessee merges into Guarantor or into a wholly-owned subsidiary of Guarantor and Lessor receives a transfer and assumption agreement executed by Guarantor or the surviving wholly-owned subsidiary, as the case may be, new or amended financing statement, or other documents and instruments that may be required by Lessor in connection with such merger within thirty (30) days after consummation of such merger and Guarantor or the surviving wholly-owned subsidiary, as the case may be, meets Lessor’s compliance screening standards then in effect (e.g., “Patriot Act”).
A default declaration shall apply to all Leases unless specifically excepted by Lessor.  Any provisions of this Agreement to the contrary notwithstanding, Lessor may exercise all rights and remedies hereunder independently with respect to each Lease.

(b)      Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, at any time thereafter, exercise one or more of the following remedies set forth in this Section 11, as Lessor in its sole discretion shall lawfully elect.  (i) Upon the request of Lessor, Lessee shall immediately comply with the provisions of Section 10(a), (ii) Lessee hereby authorizes Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment, (iii) Lessee shall immediately pay to Lessor without further demand as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to (x) the Stipulated Loss Value of the Equipment (calculated as of the Rent Payment date prior to the declaration of default), plus (y) all Rents and other sums then due under this Agreement, any Lease and all Schedules, (iv) Lessor may cancel or terminate the Lease as to any or all of the Equipment, and any cancellation or termination of Leases shall occur only upon written notice by Lessor to Lessee and only as to the units of Equipment specified in any such notice, (v) Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale, (vi) Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment, (vii) Lessor may use Lessee's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise, (viii) Lessor shall have the right to apply the proceeds of any sale, lease or other disposition, if any, in the following order of priorities: (1) to pay all of Lessor's reasonable costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Agreement; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor, and Lessee shall immediately pay any deficiency in (1) and (2) above, to the extent any exists, (ix) Lessor shall be entitled to collect from Lessee all reasonable costs, charges, and expenses, including actual and reasonable legal fees and disbursements, incurred by Lessor by reason of any Event of Default under the terms of this Agreement, (x) Lessor may proceed by appropriate court action, either by law or in equity, to enforce the performance by Lessee of the applicable covenants of this Agreement and any Lease or to recover damages for breach hereof, and (xi) Lessor may exercise any rights it may have against any security deposit or other collateral pledged to it by Lessee, any Guarantor or any of their respective affiliates or parent entities.

(c)      In addition to Lessor’s remedies set forth above, any Rent or other amount not paid when due shall bear interest, from the due date until paid, at a per annum rate equal to the lesser of eighteen percent (18%) or the maximum rate not prohibited by applicable law (the "Per Diem Interest Rate").  The application of such Per Diem Interest Rate shall not be interpreted or deemed to extend any cure period set forth herein, cure any default or otherwise limit Lessor's rights or remedies hereunder.  Notwithstanding anything to the contrary contained in this Agreement or any Schedule, in no event shall this Agreement or any Schedule require the payment or permit the collection of amounts in excess of the maximum permitted by applicable law.

(d)      The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under any applicable statute, or international treaty, convention or protocol. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising.  Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted.  Waiver of any default shall not be deemed to be a waiver of any other or subsequent default.

(e)      Any Event of Default under the terms of this Agreement, any Lease or any other agreement between Lessor and Lessee may be declared by Lessor a default under this Agreement, any Lease and any such other agreement between Lessor and Lessee.

12.      ASSIGNMENT:

LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THIS AGREEMENT, ANY SCHEDULE OR THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.  Lessor may, without the consent of Lessee, assign this Agreement, any Schedule, or any interest herein or therein, or the right to enter into a Schedule.  Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all Rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor.  Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee.  Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

13.      NET LEASE:

Any Lease entered into pursuant to the terms and provisions of this Agreement is a net lease.  Lessee acknowledges and agrees that its obligations to pay Rent and any and all amounts due and owing in accordance with the terms hereof and under any Schedule shall be absolute and unconditional, and such obligations shall not be released, discharged, waived, reduced, set-off or affected by any circumstances whatsoever, including, without limitation, any damage to or destruction of any Equipment, defects in the Equipment or Lessee no longer can use such Equipment.  Lessee further acknowledges that Lessee is not entitled to reduce or set-off against Rent or any other amounts due to Lessor or to any assignee under Section 12, whether or not Lessee’s claim arises out of this Agreement, any Lease, any statement by Lessor, Lessor’s liability or any Supplier’s liability, strict liability, negligence or otherwise.  Lessor shall have no obligation, liability or responsibility to Lessee or any other person with respect to the operation, maintenance, repairs, alterations, modifications, correction of faults or defects (whether or not required by applicable law) or insurance with respect to any Equipment, all such matters shall be, as between Lessee and Lessor, the sole responsibility of Lessee, regardless upon whom such responsibilities may fall under applicable law or otherwise, and the Rent payable hereunder has been set in reliance of Lessee’s sole responsibility for such aforementioned matters.

14.      INDEMNIFICATION:

        (a)                      LESSEE HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS EACH OF LESSOR AND ITS AFFILIATES, ANY BENEFICIARIES, SUCCESSORS AND ASSIGNS, AND ALL OF LESSOR’S AND SUCH AFFILIATES’, ANY BENEFICIARIES’, SUCCESSORS’ AND ASSIGNS’ RESPECTIVE DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, AGENTS, PREDECESSORS, ATTORNEYS-IN-FACT AND LAWYERS (EACH AN “INDEMNIFIED PARTY”) (ON AN AFTER TAX BASIS) FROM AND AGAINST ANY AND ALL LOSSES, DISPUTES, PENALTIES, CLAIMS, EXPENSES (INCLUDING WITHOUT LIMITATION LEGAL EXPENSES, INCLUDING, BUT NOT LIMITED TO, THOSE INCURRED IN CONNECTION WITH RESPONDING TO SUBPOENAS, THIRD PARTY OR OTHERWISE) DAMAGES AND LIABILITIES (INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LIABILITIES) OF WHATSOEVER KIND AND NATURE (INCLUDING THOSE ARISING OUT OF LESSOR’S NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH OR RELATING TO THE EQUIPMENT, THIS AGREEMENT OR ANY LEASE OR ANY OTHER DOCUMENT (AS DEFINED IN SECTION 16 HEREOF) (COLLECTIVELY, “CLAIMS”), REGARDLESS OF WHETHER SUCH INDEMNIFIED PARTY IS A PARTY THERETO AND WHETHER IN LAW OR EQUITY, OR IN CONTRACT, TORT OR OTHERWISE;  PROVIDED, HOWEVER, THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNITY HEREUNDER IN RESPECT OF ANY CLAIM TO THE EXTENT THAT THE SAME IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.  This indemnity shall include, but is not limited to, Lessor's strict liability in tort or otherwise, including Claims that may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, sublease, chartering, possession, maintenance, use, non-use, financing, mortgaging, control, insurance, testing, condition, return, sale (including all costs, incurred in making the Equipment ready for sale after the exercise of remedies as a result of an Event of Default), operation or design of the Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage), any interchanging or pooling of any parts of the Equipment, if applicable; (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee; (iii) any breach of Lessee's or any Guarantor's representations or obligations under any Lease or any other Document or any guaranty, or the failure by Lessee to comply with any term, provision or covenant contained in any Lease or any other Document or the Equipment or with any applicable law, rule or regulation with respect to the

Equipment, or the nonconformity of the Equipment or its operation with any applicable law; (iv) any actions brought against any Indemnified Party that arise out of Lessee's or any Guarantor's actions or omissions (or actions or omissions of Lessee's or Guarantor's agents); or (v) reliance by any Indemnified Party on any representation or warranty made or deemed made by Lessee or any Guarantor (or any of their officers) under or in connection with any Lease or any other Document, or any report or other information delivered by Lessee or Guarantor pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered.  Lessee shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any Claims.  Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.  If any Indemnified Party has received reimbursements from Lessee (the “Indemnity Reimbursements”) for any and all losses, disputes, penalties, claims, expenses, damages and liabilities of whatsoever kind and nature arising out of or in connection with or relating to the Equipment, this Agreement or any Lease or any other Document and a court of competent jurisdiction in a final and non-appealable judgment finds that such Claims resulted directly from the gross negligence or willful misconduct of such Indemnified Party, then such Indemnified Party will reimburse Lessee for the Indemnity Reimbursements.

(b)      Lessee hereby represents, warrants and covenants that (i) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of the applicable Schedule ("Tax Benefits") in the hands of Lessor or any Beneficiary, and (ii) at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or by this Agreement), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits.

(c)      If as a result of a breach of any representation, warranty or covenant of Lessee contained in this Agreement or any Schedule (i) tax counsel of Lessor or any Beneficiary shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (ii) any Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (iii) any Tax Benefit is recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a "Loss"), then Lessee shall pay to Lessor, as an indemnity and as additional Rent, an amount that shall, in the reasonable opinion of Lessor or any Beneficiary, whichever is applicable, cause Lessor's after-tax economic yields and cash flows to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred.  Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount.  The economic yields and cash flows shall be computed on the same assumptions, including tax rates as were used by Lessor or any Beneficiary in originally evaluating the transaction ("Net Economic Return").  If an adjustment has been made under Section 3 then the Effective Rate used in the next preceding adjustment shall be substituted.

(d)      All references to Lessor or any Beneficiary in this Section 14 include Lessor or any such Beneficiary and the consolidated taxpayer group of which Lessor or any such Beneficiary is a member.  All of Lessor's and any Beneficiary’s rights, privileges and indemnities contained in this Section 14 shall survive the expiration or other cancellation or termination of this Agreement.  The rights, privileges and indemnities contained in this Agreement are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

15.      DISCLAIMER:

LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES.  LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE.  All such risks, as between Lessor and Lessee, are to be borne by Lessee.  Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following; (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment; (ii) the use, operation or performance of any Equipment or any risks relating to it; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment.  If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the Term of any Lease to assert and enforce whatever claims and rights Lessor may have against any Supplier of the Equipment leased hereunder at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear.

16.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE:

(a)           Lessee makes each of the following representations and warranties to Lessor on the date hereof and on the Lease Commencement Date.

(i)
Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents").  Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

(ii)
The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws and general principles of equity.

(iii)
No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

(iv)
The entry into and performance by Lessee of the Documents do not, and will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's organizational documents; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any material indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

(v)
There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which could reasonably be expected to have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

(vi)
Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied.  Since the date of the most recent financial statement, there has been no material adverse change.

(vii)	Lessee's exact legal name and jurisdiction of organization is as set forth in the first sentence of this Agreement.

(b)      Lessee hereby covenants to Lessor that at all times during the Term of any Lease:

(i)	The Equipment accepted under any Schedule and/or (as the case may be) Certificate of Acceptance is and will remain tangible personal property.

(ii)
Lessee is and will be at all times validly existing and in good standing under the laws of its state or (as the case may be) commonwealth of incorporation or organization (specified in the first sentence of this Agreement).

(iii)	The Equipment will at all times be used for commercial or business purposes.

(iv)
Lessee shall maintain all books and records (including any computerized maintenance records) pertaining to the Equipment during the Term of any Lease in accordance with applicable rules and regulations.

(v)
Lessee is and will remain in full compliance in all material respects with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

17.      EARLY TERMINATION:

(a)      On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no Event of Default (or event or circumstance which with the giving of notice or passage of time or both, would result in an Event of Default) exists and no Casualty Occurrence has occurred, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a Rent Payment date ("Termination Date").  Lessee must give Lessor at least ninety (90) days', but no more than one hundred eighty (180) days' prior written notice of the termination, unless provided otherwise in the applicable Schedule.

(b)      Lessee shall, and Lessor shall have the right to, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"), provided that, neither Lessee nor its agents shall be permitted to bid.  Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (1) the Termination Value (calculated as of the Rent due on the Termination Date) for the Equipment, and (2) all Rent and other sums due and unpaid as of the Termination Date.

(c)      If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value.  If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

(d)      Notwithstanding the foregoing, Lessor shall have the right to elect by written notice, at any time prior to the Termination Date, not to sell the Equipment.  In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section 10) and (ii) pay to Lessor an amount equal to the sum of (x) the Termination Value (calculated as of the Termination Date) for the Equipment as required under Section 17(b)(ii)(1) above less the amount of the highest bid certified by Lessee to Lessor, plus (y) all Rent and other amounts due and unpaid as of the Termination Date as required under Section 17(b)(ii)(2) above.

18.      END OF LEASE PURCHASE OPTION:

(a)      On the expiration of any Lease, Lessee may, so long as no Event of Default (or event or circumstance which with the giving of notice or passage of time or both, would result in an Event of Default) exists thereunder, and such Lease has not been earlier cancelled or terminated, purchase all (but not less than all) of the Equipment set forth in the Schedule of such Lease on an AS IS BASIS for immediately available funds equal to its then Fair Market Value (plus all applicable sales taxes).  Lessee must notify Lessor of its intent to purchase the Equipment in writing at least one hundred eighty (180) days prior to the expiration date of such Lease.  If Lessee is in default, or if the Lease or this Agreement has already been cancelled or terminated, Lessee may not purchase the Equipment.

(b)      "Fair Market Value" shall mean the price that a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell.  In determining the Fair Market Value, (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under the Lease, (ii) if the Equipment is installed it shall be valued on an installed basis, and (iii) the costs of removal of the Equipment from current location shall not be a deduction from the value of the Equipment.  If Lessor and Lessee are unable to agree on the Fair Market Value at least one hundred thirty-five (135) days prior to the expiration of the Lease, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value, at Lessee's sole cost, and such independent appraiser's determination shall be final, binding and conclusive.

(c)      Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is told to Lessee.

19.      MISCELLANEOUS:

(a)      LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT.  THIS WAIVER IS IRREVOCABLE.  THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.  THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b)      The Equipment shall remain Lessor's property unless Lessee purchases the Equipment from Lessor in accordance with the terms hereof, and until such time Lessee shall only have the right to use the Equipment as a lessee.  All Equipment shall at all times remain personal property of Lessor even though it may be attached to real property.  The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property.

(c)      Time is of the essence of this Agreement.  Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement and any Lease.  Lessor may correct patent errors and fill in all blanks in the Documents consistent with the agreement of the parties.  Lessee will promptly, upon Lessor's request and at Lessee's sole cost and expense, execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of Lessor or to carry out the provisions of this Agreement and any Lease (including filings to evidence amendments to this Agreement and any Lease, and acknowledgments of assignments), and will take such further action as Lessor may reasonably request in order to carry out more effectively the provisions of this Agreement and any Lease and to establish Lessor's rights and remedies under this Lease, or otherwise with respect to the Equipment.  In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code.  Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.  Lessee hereby ratifies its prior authorization for Lessor to file financing statements and amendments thereto describing the Equipment and containing any other information required by any applicable law (including without limitation the Uniform Commercial Code) if filed prior to the date hereof.  If and to the extent that this Agreement or a Schedule is deemed a security agreement, Lessee hereby grants to Lessor and the other Lessor Parties (defined below) a first priority security interest in the Equipment, together with all additions, attachments, accessories and accessions thereto whether or not furnished by Supplier of the Equipment and any and all substitutions, upgrades, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder.  This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Lessee to Lessor, any affiliates (including without limitation, any direct or indirect parent, subsidiary or sister entity), successors, assignees of Lessor or any Other Lessor (collectively, “Lessor Parties”), now existing or arising in the future under this Agreement, any Lease, and any renewals, extensions and modifications of such debts, obligations and liabilities.  Lessee acknowledges and agrees that Lessor and the other Lessor Parties may perfect the security interest hereunder directly or through any current or future agents, representatives or bailees.  Lessor Parties may set off any amounts owed to Lessee and its affiliates under this Agreement, any Lease or any Schedule hereto or thereto against any amounts owed to Lessor Parties by Lessee or any of its affiliates.  All notices required to be given hereunder shall be deemed adequately given if delivered by hand, or sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing.  This Agreement and any Schedules and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof.  NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

(d)      If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part.  All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional Rent due to Lessor.  Lessee shall pay the additional Rent within five (5) days after the date Lessor sends notice to Lessee requesting payment.  Lessor's effecting such compliance shall not be a waiver of Lessee's default.

      (e)      Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

(f)      Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar matters.  Lessee acknowledges and agrees that the Rent shall be adjusted as a result of the change in the Capitalized Lessor's Cost.  Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if it has changed.

(g)      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.  EACH OF LESSOR AND LESSEE IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH (COLLECTIVELY, THE "PROCEEDINGS"), AND LESSEE FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS).  EACH OF LESSOR AND LESSEE IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT IT OR ITS PROPERTY IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE.  LESSEE ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO LESSOR WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, LESSEE AGREES THAT, IN ADDITION TO ANY OF THE REMEDIES TO WHICH LESSOR MAY BE ENTITLED AT LAW OR IN EQUITY, LESSOR WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT. Notwithstanding the foregoing, each of Lessee and Lessor shall have the right to apply to a court of competent jurisdiction in the United States or abroad for equitable relief as is necessary to preserve, protect and enforce their rights under this Agreement and any Lease, including but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Lessee, any Guarantor or the Equipment or to gain possession of the Equipment.

(h)      Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

(i)      To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

(j)      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed signature page of this Agreement or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

(k)      Lessee hereby acknowledges and agrees that Lessor reserves the right to impose fees or charges for returned checks and certain optional services that Lessor may offer or provide to Lessee during the term of this Agreement.  Lessor will notify Lessee the amount of the applicable fee or charge if Lessee requests such optional services.  In addition, Lessor may make available to Lessee a schedule of fees or charges for such optional services from time to time or upon demand, provided, however, that such fees and charges are subject to change in Lessor's sole discretion without notice to Lessee.

(l)      Except as provided in the applicable Schedule, Lessor has the right to receive and retain rebates, discounts and other compensation directly or indirectly from manufacturers, suppliers and vendors with respect to the Equipment leased hereunder.

(m)                 Lessee authorizes Lessor and its representatives to contact and communicate with Lessee and provide Lessee with information and notices relating to Lessor’s services and products from time to time, including, without limitation, solicitations and/or materials advertising the commercial availability, price or quality of goods, property or services, via facsimile transmission or email.

(n)      Lessee hereby acknowledges that it has not received or relied on any legal, tax, financial or accounting advice from Lessor and that Lessee has had the opportunity to seek advice from its own advisors and professionals in that regard.

(o)      The parties agree that any Beneficiary is a third party beneficiary of the rights and remedies set forth in Sections 4, 9 and 14 hereof.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:
General Electric Capital Corporation	Gunite Corporation
By: /s/ Margaret Springuel	By: /s/ Gregory A. Risch
Name: Margaret Springuel	Name: Gregory A. Risch
Title: Authorized Signatory	Title: Vice President, Director

(LIBOR - TTI)

DEMAND PROMISSORY NOTE

Date February 10, 2012

FOR VALUE RECEIVED, Gunite Corporation, a corporation located at the address stated below (hereinafter "Maker") promises, jointly and severally, if more than one, to pay upon demand to the order of GE Capital Commercial Inc. or any subsequent holder hereof (each a "Payee") c/o General Electric Capital Corporation, 500 W. Monroe Street, Chicago, IL 60661 or at such other place as Payee may designate, the principal sum of seven million eight hundred forty-four thousand five hundred eighty-seven and 00/100 Dollars ($7,844,587.00), with interest on the unpaid principal balance from the date hereof through and including the dates of payment, at the floating per annum simple interest rate calculated as hereinafter set forth (the "Contract Rate").  The Contract Rate shall be adjusted once each calendar month, and such adjustment shall be effective during the applicable Effective Period.  For purposes hereof, the term "Effective Period" means each period commencing at the close of business on the final day of the immediately preceding Effective Period and continuing through the same day of the next succeeding calendar month,  provided  however, that the first  Effective Period under this  Note  (the “First Effective  Period”) shall commence at the  close of business  on  the date hereof  and continue through the 1st day of March,  2012. If  the date of  this Note is on a day of  the calendar month  that occurs later  in such month  than  the day  of  the calendar  month  on which the  Interest Payment  Date shown below occurs,  then  the portion  of  the First Effective Period commencing  as of  the close of business on  the date hereof through the end of  the first calendar month of this Note is referred  to herein as the  “Stub Period”.

The Contract Rate for each Effective Period shall be equal to the sum of (i) four and twenty-six hundredths percent (4.26%) per annum plus (ii) a variable per annum interest rate, which shall be equal to the higher of (a) the rate listed for one month London Interbank Offered Rate ("LIBOR") which is published in the "Money Rates" column of the Wall Street Journal, Eastern Edition (or, in the event such rate is not so published, in such other nationally recognized publication as Payee may specify) on the first Business Day of the calendar month in which the applicable Effective Period commences (the “Index Rate Reference Date”) (notwithstanding any statement in such publication as to the effective date of any published rate) or (b) twenty-eight hundredths percent (0.28%).  If the First Effective Period includes a Stub Period, then the Index Rate Reference Date used to establish the Contract Rate for the Stub Period shall be the first Business Day of the calendar month in which such Stub Period occurs and the Index Rate Reference Date used to establish  the Contract Rate for the remaining number of days in the First Effective Period (other than the Stub Period) shall be the first Business Day of the calendar month in which those days occur.  As used herein, the term "Business Day" shall mean and include any calendar day other than a day on which all commercial banks in the City of New York, New York are required or authorized to be closed.

Maker shall, without demand, pay to Payee on the 1st day of each calendar month (each, an “Interest Payment  Date”), until such time as this Note has been paid in full, all interest accrued hereunder during the corresponding Effective Period then ending on such  day of such calendar month.

This Note is given in connection with and secured by a certain interim finance agreement, dated as of 2-10-2012 between Payee and Maker (as amended, supplemented or otherwise  modified from time to time, the "Agreement").  Terms used and not defined herein shall have the meanings ascribed to such terms as set forth in the Agreement.

All amounts due hereunder are payable in the lawful currency of the United States of America.  The acceptance by Payee or the holder hereof of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's or the holder's right to receive payment in full at such time or at any prior or subsequent time.  All payments shall be applied first, to interest due hereunder and under any other Demand Notes, second, to any and all other amounts due hereunder and under any other Demand Notes and under the Agreement and then, to principal due hereunder and under any other Demand Notes.  Interest shall be  calculated on  the basis  of a 365-day year (or a 366-day leap year, as applicable)  and will be charged at the applicable Contract Rate for each calendar day on which any principal is outstanding.  Maker hereby expressly authorizes Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

Conditions Precedent to Funding.  Last Funding Date: 2-10, 2012.  All of the terms and conditions set forth in the Debt Documents are subject to the satisfaction of all the following conditions precedent no later than the Last Funding Date, each in form and substance satisfactory to Payee at its sole discretion:  (i) all of the conditions precedent set forth in the Debt Documents as they relate to this Note; (ii) no Event of Default (as defined in the  Agreement) or event which with the passage of time or the giving of notice would become an Event of Default has occurred under the Debt Documents; (iii) as of the Last Funding Date, there will have been, since the date that this Note is delivered to the Maker for execution, no adverse change (as determined by Payee in its sole discretion) in the business prospects or projections, operations, management, financial or other conditions of the Maker, any affiliate of Maker, any Guarantor, or any other party to whom Payee may have recourse in regard to the Debt Documents as they relate to this Note, or in the industry in which Maker or Guarantor or such other party operates, or a change in control of any one of the aforesaid parties; and (iv) the absence, during the period from the date that this Note is delivered to the Maker for execution to the Last Funding Date, of any disruption of, or adverse change in the leasing, lending, loan syndication, financial, banking or capital markets.  If any such condition precedent is not so satisfied by the Last Funding Date, Payee shall have no obligation to proceed with the transactions contemplated under this Note or any other Debt Documents related to this Note.

Time is of the essence hereof.  If Payee does not receive from Maker payment in full of principal and interest or any other sum due under this Note or the Agreement within (10) days after demand or the due date (as the case may be), Maker agrees to pay a late fee equal to five percent (5%) on such late amount, in addition to the payment of each such amount, but not exceeding any lawful maximum.  Such late fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Maker may owe as a result of such late payment.  Additionally, if (i) Maker fails to make payment of any amount due hereunder within ten (10) days after demand or the same becomes due and payable, or (ii) upon the occurrence of an Event of Default under the Agreement, the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or the Agreement, shall, at the election of Payee or the holder hereof, immediately become due and payable, and shall bear interest, from the due date until paid, at a per annum rate equal to the lesser of eighteen percent (18%) or the maximum rate not prohibited by applicable law (the "Per Diem Interest Rate").  The application of such Per Diem Interest Rate shall not be interpreted or deemed to extend any cure period set forth herein, cure any default or otherwise limit Payee’s rights or remedies hereunder.  Notwithstanding anything to the contrary contained herein, in no event shall this Note require the payment or permit the collection of amounts in excess of the maximum permitted by applicable law.

This Note may only be prepaid in accordance with the Agreement.  This Note is subject to certain mandatory prepayment obligations in accordance with the Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or the Agreement, in no event shall this Note or the Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law.  If any such excess interest is contracted for, charged or received under this Note or the Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Payee to receive a greater interest per annum rate than is presently allowed, Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

Maker and all sureties, endorsers, guarantors or any others who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers and modifications of, and all substitutions or releases of security or of any party primarily or secondarily liable on this Note or the Agreement or any term and provision of either, which may be made, granted or consented to by Payee or the holder hereof, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee or the holder hereof, without joinder of any other as a party thereto, and that neither Payee nor the holder hereof shall be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note.  Maker and all sureties, endorsers, guarantors or any others who may at any time become liable for the payment hereof jointly and severally hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including actual attorney's fees if placed with an attorney for the collection hereof, or if prohibited by law, such lesser sum as may not be so prohibited, and hereby waive all benefits of valuation, appraisement and exemption laws.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT.

MAKER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH AND WITH THE AGREEMENT (COLLECTIVELY, THE "PROCEEDINGS"), AND MAKER FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS).  MAKER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT IT OR ITS PROPERTY IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN

EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE.  MAKER ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO PAYEE WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, MAKER AGREES THAT, IN ADDITION TO ANY OF THE REMEDIES TO WHICH PAYEE MAY BE ENTITLED AT LAW OR IN EQUITY, PAYEE WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT.  Notwithstanding the foregoing, Payee shall have the right to apply to a court of competent jurisdiction in the United States of America or abroad for equitable relief as is necessary to preserve, protect and enforce its rights under this Note and the Agreement, including, but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Maker, any Obligor or the collateral pledged to Payee pursuant to the Agreement or to gain possession of such collateral.  EACH OF MAKER AND HOLDER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, THE AGREEMENT, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.)  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, THE AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Location(s) of Equipment (if different than Maker’s address given below) is/are as follows:

Payment Authorization

Payee is hereby directed and authorized by Maker to advance and/or apply the proceeds of the loan evidenced by this Note to the following parties in the amounts set forth below, and to the extent any such proceeds are to be paid to Maker, Payee is hereby irrevocably authorized and directed by Maker to first apply such proceeds to any amount due and owing by Maker to Payee on or prior to Payee’s funding of such proceeds and then remit the balance of such proceeds to Maker:

Company Name	Address	Amount
Accuride Corporation	7140 Office Circle, Evansville, IN 47715	$7,844,587.00
	Total	$7,844,587.00

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee.  Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Gunite Corporation By: /s/ Gregory A. Risch

Name: Gregory A. Risch

Title: VP, Director

Address: 7140 Office Circle, Evansville IN 47715 (Gunite Physical) 302 Peoples Ave.
Rockford, IL 61104

INTERIM FINANCE AGREEMENT

(LOAN TO LEASE)

THIS INTERIM FINANCE AGREEMENT, dated as of February 10, 2012 (as amended, supplemented or otherwise modified from time to time, this "Agreement") is between GE Capital Commercial Inc. (together with its successors and assigns, if any, hereinafter "Lender") a corporation having a notice address c/o General Electric Capital Corporation, 500 W. Monroe Street, Chicago, IL 60661 and Gunite Corporation, a corporation organized and existing under the laws of the state of Delaware and having its principal place of business at 302 Peoples Ave, Rockford, IL 61104 (together with its successors and permitted assigns, if any, "Borrower").

RECITALS:

A.      Borrower and General Electric Capital Corporation have entered into that certain Master Lease Agreement dated as of 2-10-12 (as amended, the "Master Agreement").  Borrower desires to lease from Lender or (as the case may be) from an affiliate of Lender  (including without limitation, any direct or indirect parent, subsidiary or sister entity) of Lender  (as such, the "Lessor Party") that certain equipment (the "Equipment") more particularly described in: (i) a schedule to the Master Agreement (the "Schedule") between Borrower as lessee and the Lessor Party as lessor, covering the Equipment described in the Purchase  Agreements (as defined below) (the Schedule and the terms of the Master Agreement incorporated therein by reference and all schedules, addenda, amendments and attachments thereto are collectively referred to as the "Lease") and/or (ii) those certain purchase orders contracts, agreements and/or other documents (collectively, the "Purchase Agreements") with the respective suppliers named therein (individually and collectively, "Supplier"), for the purchase of such Equipment, copies of which have been attached to each  Purchase  Agreement Assignment and Consent (the "Assignment and Consent"), in the form attached hereto as Exhibit A;

B.      Borrower desires to borrow from Lender on the terms and conditions hereinafter provided and pursuant to promissory notes in such amounts necessary to finance all progress payments on the Equipment which must be made prior to the commencement date of the Lease; and

C.      To induce Lender to finance such progress payments, Borrower desires to assign to Lender, as security for such promissory notes and all of Borrower's obligations hereunder, among other things, all of Borrower's right, title and interest in and to the Equipment and the Purchase Agreements;

NOW THEREFORE, in consideration of the above premises and the agreements contained herein the parties hereto agree as follows:

 Section 1.  Definitions.  For purposes hereof:

"Cut-Off Date" shall mean the earlier of August 1, 2012 or the date on which Lender makes demand on any Note(s).
"Funding Date" shall mean each day on which a loan is made hereunder, as evidenced by the date of the applicable Note.
"Loan Funding" shall mean each loan advance made hereunder, as evidenced by the original principal amount of the applicable Note.
"Maximum Loan Commitment" shall mean $14,964,587.00.

All other capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them elsewhere herein, in the Lease or in the other Documents (as defined in Section 7 hereof).

Section 2.  Agreement to Make Loans.  Subject to the terms and conditions hereof (including the fulfillment of the conditions precedent set forth in Section 4 below), and provided no Event of Default (as defined in Section 9 below), or event which with the passing of time or giving of notice or both would constitute an Event of Default, has occurred and is continuing, Lender agrees to (i) advance to Borrower on the date hereof the amount of seven million eight hundred forty-four thousand five hundred eighty-seven and 00/100 U.S. Dollars ($7,844,587.00) as the initial Loan Funding, and (ii) upon five (5) days written notice, from time to time hereafter until the close of business of the Cut-Off Date, make such additional advances in such amounts as Borrower may request but not exceeding the Maximum Loan Commitment amount stated herein.  Nothing herein shall require Lender to make any Loan Funding if such Loan Funding, when added to all previous Loan Fundings or other amounts advanced hereunder, would cause Lender to advance any sum in excess of the Maximum Loan Commitment.  Lender shall have no obligation to make any Loan Funding to any person or entity other than Borrower or to whom Borrower shall so direct in writing.

Section 3.  Notes; Prepayments.  (a) All funds for each and every Loan Funding shall be paid directly to Supplier (and/or to Borrower to reimburse Borrower for previous payments to Supplier) and shall be evidenced by one or more demand promissory notes of Borrower in a form acceptable to the parties, executed by a duly authorized officer and delivered to Lender at the time of each Loan Funding (each a "Demand Note", and collectively the "Demand Notes", or "Notes").  The terms and conditions of each and every Loan Funding, including interest and repayment provisions, the pricing thereof and other terms, shall be as set forth in one or more such Demand Notes, and may be adjusted by Lender at its sole discretion for any reason, in any amount and at any time prior to the actual Funding Date for the applicable Demand Note and Lender will notify Borrower of any such adjustments.  Each Demand Note issued hereunder (if more than one) shall be issued as one of a series of Notes, dated by Lender as provided therein.  This Agreement and each Demand Note and any other document given in connection with the foregoing are sometimes hereafter referred to as the “Debt Documents”.

(b)      Subject to the terms hereof, upon the earlier of the (i) Cut-Off Date or (ii) the date title to the Equipment is transferred from Supplier to the  Lessor Party, all unpaid interest accrued under all Demand Notes shall immediately become due and payable and Borrower shall (x) pay all unpaid interest due and payable under any and all Demand Notes issued pursuant hereto and (y) to the extent title to the Equipment has transferred from Supplier to the Lessor Party, execute a document that evidences Borrower's acceptance of the Equipment for purposes of the Lease (such document hereinafter referred to as the "Certificate of Acceptance").

(c)      Borrower may pay in full, but not in part, its entire indebtedness hereunder and under any Demand Note upon payment of the all outstanding amounts hereunder, any Demand Note or any Document (as defined in Section 7 hereof) upon at least thirty (30) days' prior written notice to Lender.  Lender is authorized and entitled to apply any amounts paid by Borrower as a prepayment of indebtedness to delinquent interest or other amounts due and owing from Borrower to Lender hereunder and under any Demand Note or under any other Debt Documents before application of such funds to principal outstanding hereunder and under any Demand Note.

(d)      If Borrower makes a prepayment of any Demand Note for any reason, Borrower shall pay irrevocably and in full to Lender (i) all outstanding principal amounts, (ii) all accrued interest, (iii) the Prepayment Fee (as defined below) and (iv) any and all other amounts due hereunder, any Demand Note or any other Debt Document.  Borrower specifically acknowledges that, to the fullest extent allowed by applicable law, it shall be liable for the Prepayment Fee on any acceleration hereof or under the other Debt Documents.  In the event of an acceleration hereof or under the other Debt Documents, the Prepayment Fee shall be determined as if (a) Borrower prepaid any Demand Note in full immediately before such acceleration and (b) the prepayment notice referred to above was received by Lender thirty (30) days prior to such date.  For purposes hereof, "Prepayment Fee" shall be an amount equal to ten percent (10%) of the remaining principal balance (but in no event exceeding any lawful maximum under applicable law).  Notwithstanding the foregoing provisions herein, Lender waives its right to receive the Prepayment Fee if simultaneously with such prepayment, Borrower issues another Demand Note in the aggregate principal amount equal to the original principal amount of the Demand Note being so prepaid in favor of Lender or transfers title to the Equipment to Lessor Party,  evidences Borrower’s acceptance of the Equipment for purposes of the Lease and the Lease commences.

Section 4.  Conditions Precedent to Loan Fundings.

The obligations of Lender to make any Loan Funding to Borrower on any Funding Date is subject to the performance by Borrower of all of its agreements and covenants under this Agreement and the fulfillment of the following conditions (as determined by Lender in its sole discretion) as of such Funding Date:

(a)      Borrower has executed and delivered to Lender and (as the case may be if the Lender is not also the Lessor Party) the Lessor Party, the Lease and all related documents (other than the Schedule and/or the Certificate of Acceptance for purposes of the Lease) in form and substance satisfactory to Lender and  (as the case may be) such other Lessor Party.

(b)      Lender or (as the case may be if the Lender is not also the Lessor Party) the Lessor Party, has received an Assignment and Consent for each Purchase Agreement, executed by Borrower and the respective Supplier of the Equipment.

(c)      No Event of Default, or event which with the passage of time or the giving of notice or both would constitute an Event of Default, has occurred and is continuing as of such Funding Date under this Agreement or any other agreement or instrument then existing between Borrower or any affiliate of Borrower  (including without limitation, any direct or indirect parent, subsidiary or sister entity) and Lender or any affiliate of Lender  (including without limitation, any direct or indirect parent, subsidiary or sister entity) and no repayment of any Note previously issued has been demanded by Lender.

(d)      Lender has received such executed documents or other instruments as it may reasonably request in order to perfect a first priority security interest in the Collateral (as such term is defined in Section 5 below) (including, without limitation, any lien, mortgagee, landlord or similar waivers).

(e)      Borrower has executed and delivered to Lender a Demand Note, executed by an authorized officer in the principal amount of the applicable Loan Funding to be advanced on such Funding Date executed by an authorized officer of Borrower.

(f)      Borrower shall deliver to Lender and (as the case may be if the Lender is not also the Lessor Party) the Lessor Party a Secretary’s Certificate or other applicable organizational authority documentation, reasonably acceptable to Lender and (as the case may be if the Lender is not also the Lessor Party) the Lessor Party, in which Borrower, among other things, authorizes the transactions contemplated by the Documents.

(g)      Lender and (as the case may be if the Lender is not also the Lessor Party) the Lessor Party have received such other documents, certificates and opinions, including but not limited to, opinions of Borrower's counsel and evidence of insurance, as Lender or (as the case may be if the Lender is not also the Lessor Party) the Lessor Party shall reasonably request.

(h)       There has not occurred, from the date of execution hereof to the Funding Date, (1) any adverse change (as determined by Lender in its sole discretion) in the business prospects or projections, operations, management, financial or other conditions of the Borrower or any Guarantor  (as such term is defined in Section 9), or any other party to whom Lender may have recourse in regard to this Agreement or any other Documents, or in the industry in which Borrower or Guarantor or such other party operates, or which impairs Lender's interest in the Collateral; (2) any change in control of Borrower or any Guarantor which would constitute an Event of Default under Section 9(q) hereof and (3) any disruption of, or adverse change in, the leasing or lending market, leasing or loan syndication, or financial, banking or capital markets conditions.

(i)      Each of the Demand Notes, this Agreement, each Purchase Agreement, the Lease, the Assignment and Consent and each other Document delivered in connection herewith shall be in full force and effect and shall constitute the legal, valid and binding obligations of Borrower and Supplier, as applicable.

(j)      The representations and warranties of Borrower set forth herein are true and correct.
(k)      Borrower has executed and delivered a security agreement and collateral schedule (each in form and substance substantially similar to the form attached hereto as Exhibit B) for any additional collateral required to be pledged to Lender as security for any Obligations or other indebtedness incurred hereunder, under any Demand Note or any rent or other obligations incurred under, required by or provided for in the Master Agreement (or any Documents (as defined in the Master Agreement) related thereto) or any Lease, as required by Lender in its sole discretion.

Section 5.  Creation and Grant of Security Interest.

(a)      As security for the due and punctual payment and performance of Borrower's obligations under each and all of the Demand Notes and all other Debt Documents, whether now existing or hereafter arising, whether the same be totally repaid and extinguished and thereafter reincurred or otherwise, direct or indirect, liquidated or contingent, whether as primary obligor or as endorser, indemnitor, or otherwise, including any obligations arising in connection with or resulting from any amendment to or extension of any Demand Note or any other Debt Document, and further, as security for performance and observance by Borrower of all representations, warranties and covenants made by it in this Agreement, any renewals, extensions, replacements and modifications hereof or any other agreement, document or certificate delivered in connection with this Agreement, any Demand Note, or any other Debt Document and of such debts, obligations and liabilities including all costs of enforcing any rights or remedies of Lender hereunder and all costs of collecting amounts due hereunder (including all attorneys' fees and expenses) (all of the foregoing, collectively the "Obligations"), Borrower hereby gives, sets over, assigns, transfers and grants to Lender a security interest in all of Borrower's rights, title and interest of whatever kind or description (including contract rights and general intangibles) in, to and under (i) the Lease, (ii) the Purchase Agreements, including any and all rights to receive any payments from Supplier (including payments in respect of any casualty occurrence affecting the Equipment), (iii) the Equipment, (iv) any and all other parts, additions, attachments, accessories, accessions, and all substitutions, replacements or exchanges now or hereafter made a part of or attached to the Equipment, and (v) any and all products and proceeds of any of the foregoing, including insurance proceeds (including insurance proceeds received under Supplier's insurance policies with respect to the Equipment) and lease proceeds (clauses (i) through (v) are hereinafter referred to, from time to time, individually and collectively, as the "Collateral").  Borrower represents and warrants to Lender that such security interest shall have priority over any other security interest granted by Borrower or retained by any other person or entity other than Lender (excluding only such security interest of Supplier in the Equipment as Supplier may retain to secure payment of the purchase price of the Equipment as specifically provided for in the Purchase Agreements) and Borrower shall, at its own cost and expense, promptly take such action as may be necessary to duly discharge all other liens, security interests, mortgages, claims, charges or other encumbrances (collectively, "Liens") on the Collateral which result from claims against Borrower not related to the transactions contemplated by this Agreement.

(b)      Borrower hereby appoints Lender its true and lawful attorney, with full power of substitution, to take such action as Lender may deem necessary to protect and preserve its security interest in the Collateral as set forth above, and waives, to the extent permitted by applicable law, all of its right of notice, demand, dishonor, marshalling of the Collateral, to be informed of the place and time of sale, advertising, statutory method of foreclosure, to receive bonds or securities and all rights of redemption.

(c)      Borrower authorizes Lender to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code and all proper terminations of the filings of other secured parties with respect to the Collateral, in such form and substance as Lender, in its sole discretion, may determine.  Borrower irrevocably grants to Lender the power to sign Borrower's name and generally to act on behalf of Borrower to execute and file applications for title, transfers of title, financing statements, notices of lien, demands for terminations of other security interests in any of the Collateral and other documents pertaining to any or all of the Collateral; this power is coupled with Lender's interest in the Collateral.  Borrower shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Lender such certificate showing the lien of this Agreement with respect to the Collateral.  Borrower ratifies its prior authorization for Lender to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

Section 6.  Cancellation of Notes; Mandatory Prepayment.

So long as (i) Lender has advanced all of the Loan Fundings; (ii) the Demand Notes issued in connection with such Loan Fundings have not previously been prepaid or repaid, (iii) all conditions precedent to the Lease have been fulfilled to the satisfaction of Lender or (as the case may be if the  Lender is not also the Lessor Party) the Lessor Party; (iv) Borrower has paid all interest, amounts and other charges accrued under the Demand Notes (except for the principal thereon) and this Agreement; (v) no Event of Default (or event which, with the passage of time or giving of notice or both, would constitute an Event of Default) has occurred and is continuing; (vi) Borrower has (x) executed the Schedule and otherwise irrevocably and unconditionally accepted the Equipment from Supplier on behalf of the Lessor

Party and on its own behalf as "Lessee" under the Lease, and (y) executed and delivered to Lender or (as the case may be if the Lender is not also the Lessor Party) the Lessor Party, the Certificate of Acceptance evidencing such acceptance of the Equipment (vii) the Lease constitutes the legal, valid and binding obligation of Lessee, enforceable in accordance with its terms and (viii) Borrower has executed and delivered a security agreement and collateral schedule (each in form and substance substantially similar to the form attached hereto as Exhibit B) for any additional collateral required to be pledged to Lender as security for any Obligations or other indebtedness incurred hereunder, under any Demand Note or any rent or other obligations incurred under, required by or provided for in the Master Agreement (or any Documents (as defined in the Master Agreement) related thereto) or any Lease, as required by Lender in its sole discretion, THEN, AND ONLY THEN,  simultaneously with such acceptance:

(a)      Lender  or  (as the case may be if the Lender is not also the Lessor Party) the Lessor Party will be unconditionally obligated to pay the full purchase price of the Equipment to the extent that the same has not already been paid by the Loan Funding(s) and  (if the Lender is not  also the Lessor  Party) the Lessor Party  will  pay  Lender the outstanding principal amounts under all then outstanding  Demand Notes;

(b)      Lender will cancel the Demand Note(s) executed and delivered in connection with this Agreement; and

(c)      Lender or (as the case may be if the Lender is not also the Lessor Party) the Lessor Party, will be obligated to perform its obligation as lessor under the Lease.

If all of the above conditions precedent have not simultaneously been fulfilled on or before the Cut-Off Date, Borrower shall, on the Cut-Off Date, irrevocably pay in full to Lender (i) all outstanding principal amounts due hereunder and under all Demand Notes, (ii) all accrued interest hereunder and under all Demand Notes, (iii) the Prepayment Fee, and (iv) any and all other amounts due hereunder and under the Demand Notes.  Borrower shall also indemnify, defend and hold harmless Lender and (as the case may be if the Lender is not also the Lessor Party) the Lessor Party from and against any and all claims, actions and suits (including, without limitation, legal expenses) arising out of or in connection with, directly or indirectly, the Purchase Agreements and/or the Equipment; and Lender and (as the case may be if the Lender is not also the Lessor Party) the Lessor Party shall then release and re-assign to Borrower all of Lender's and (as the case may be if the Lender is not also the Lessor Party) the Lessor Party’s right, title and interest in and to the Purchase Agreements and the Equipment to Borrower.

The terms and conditions of the Schedule/Lease (including without limitation lease rate factor, rent, stipulated loss values, termination values, early buy out option prices, the pricing thereof and other terms) shall be as set forth in such Schedule/Lease and may be adjusted by Lender or (as the case may be if the Lender is not also the Lessor Party) the Lessor Party,  at its sole discretion for any reason, in any amount and at any time prior to the commencement of such Schedule/Lease and Lender  or  (as the case may be if the Lender is not also the Lessor Party) the Lessor Party will notify Borrower of any such adjustments.

Section 7.  Representations, Warranties and Covenants of Borrower.  Borrower hereby represents, warrants, covenants as of the date hereof and as of the date of each Loan Funding:

(a)      Borrower has adequate power and capacity to enter into each Demand Note, this Agreement, the Lease, the Purchase Agreements, the Assignment and Consents, and any other documents or certificates required to be delivered in connection with any of the foregoing (the Demand Notes, this Agreement, the Lease, the Purchase Agreements, the Assignment and Consents, all other Debt Documents, and all such other documents being hereinafter collectively called the "Documents").

(b)      The Documents have been duly authorized, executed and delivered by Borrower and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws and by general principles of equity, and the persons executing any of the Documents are acting with the full authority of the Board of Directors or similar governing body of Borrower and hold the offices indicated in the Documents below their signatures which signatures Borrower hereby acknowledges to be genuine.

(c)      No approval, consent or withholding of objections is required from, and no notice is required to be given to, any federal, state, local or municipal governmental authority or instrumentality, or any other person or entity, with respect to the entry into or performance by Borrower of the Documents except such as have already been obtained.

(d)      The entry into and performance by Borrower of the Documents will not: (i) violate any of the organizational documents of Borrower or judgment, order, law or regulation applicable to Borrower; or (ii) result in any breach of, constitute a default under any contract to which Borrower is a party, or result in the creation of any Lien upon any unit of Equipment or other Collateral pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreements or other instrument (other than this Agreement, the Lease or any purchase money security interest retained by any Supplier) to which Borrower is a party.

(e)      There are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Borrower, which will have an adverse effect on the ability of Borrower to fulfill its obligations under the Documents, nor does Borrower have reason to believe that any such suits or proceedings are threatened.

(f)      Borrower's exact legal name is as set forth in the preamble of this Agreement and Borrower is, and will remain during the term hereof, organized, validly existing and in good standing, under the laws of the state of its formation (specified in the preamble of this Agreement).  Borrower has, and will maintain, its chief executive office at the location specified in the preamble of this Agreement, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, including the jurisdiction(s) where the Equipment is or is to be located.  Borrower will not change its state of incorporation or organization or its name as it appears in official filings in the state of its incorporation or organization without giving Lender at least sixty (60) days' prior written notice, and Borrower’s "location" for purposes of Section 9-307 of the Uniform Commercial Code is the State set forth in the preamble of this Agreement.

(g)      Borrower is and will remain in full compliance in all material respects with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Borrower is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) complying with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

(h)      All financial statements of Borrower, or of any consolidated group of companies of which Borrower is a member, heretofore delivered to Lender have been prepared in accordance with generally accepted accounting principles and fairly present the financial position of Borrower, or of any consolidated group of companies of which Borrower is a member, on and as of the date thereof and the results of its or their operations for the period or periods covered thereby.  Since the date of the latest of such financial statement there has been no adverse change in the business prospects or projections, operations, management, financial or other conditions of the Borrower, or of any consolidated group of companies of which Borrower is a member.

(i)      Borrower agrees to furnish its or any Guarantor's (as such term is defined in Section 9) annual financial statements and such interim statements as Lender may require in form reasonably satisfactory to Lender.  Any and all financial statements submitted and to be submitted to Lender have and will have been prepared on a basis of generally accepted accounting principles, consistently applied, and are and will be complete and correct and fairly present Borrower's financial condition as at the date thereof.  Lender may at any reasonable time examine the books and records of Borrower and make copies thereof.

Section 8.  Representations, Warranties and Covenants With Respect to The Collateral.  Borrower hereby represents, warrants, covenants as of the date hereof and at all times during the term hereof:

(a)      Borrower is and will remain during the term of this Agreement, the sole and lawful owner of the Collateral; Borrower shall at all times during the term hereof keep and maintain the Collateral, or cause the Collateral to be kept and maintained, in good operating condition and repair, in accordance with the manufacturer's recommendations.

(b)      The Collateral is, and will remain during the term of this Agreement free and clear of all Liens of every kind, nature and description except for (i) Liens granted in favor of Lender pursuant to, or permitted under, the terms and provisions of this Agreement, (ii) Liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Lender, any risk of the sale, forfeiture or loss of any of the Collateral, and (iii) inchoate materialmen's, mechanic's, repairmen's and similar Liens arising by operation of law in the normal course of business for amounts which are not delinquent, including, without limitation any security interest of Supplier in the Equipment as Supplier may retain to secure payment of the purchase price of the Equipment as specifically provided for in the Purchase Agreements (all of such Liens are called  "Permitted Liens").

(c)      To the extent applicable, Borrower shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance in all material respects with manufacturer's recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all Liens (except for Permitted Liens).

(d)      Borrower shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral or on the use thereof, or on this Agreement, any Demand Note or any other Document.  At its option, Lender may discharge taxes or Liens at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral, or to effect compliance with the terms of this Agreement.  Borrower agrees to reimburse Lender, on demand, for any payment made or any expense incurred by Lender and agrees that such reimbursement obligation shall constitute Obligations under this Agreement.

(e)      As between Lender and Borrower, Borrower shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.  Borrower agrees to either (i) cause Supplier to name Lender as an additional insured and loss payee with respect to the Collateral simultaneously with Borrower, or (ii) at its own expense, keep the Collateral insured with companies acceptable to Lender for such amounts and against such hazards as Lender may require, including, but not limited to, (1) all risks physical damage insurance for the Equipment, including, but not limited to, loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and (2) liability coverage for personal injuries, death and/or property damages on terms and for amounts satisfactory to Lender, and such other risks as Lender may reasonably require.  The physical damage insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, and all such policies shall be with companies that have an A.M. Best rating of A- or higher ("Minimum Rating"), provided that if any such company is downgraded below the Minimum Rating, then upon reasonablerequest from Lender, Borrower must replace said issuer with one having a rating at or above the Minimum Rating promptly of such downgrade, and otherwise on terms reasonably satisfactory to Lender.  Borrower shall deliver to Lender policies or certificates of insurance evidencing such coverage.  Each policy shall name Lender as an additional insured and/or (as the case may be) loss payee, shall provide for coverage to Lender regardless of the breach by Borrower of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be altered to reduce the coverage amounts or canceled by the insurer except upon thirty (30) days (and ten (10) days for cancellation as a result of failure to pay premiums) prior written notice to Lender.  Borrower irrevocably appoints Lender as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments.  Borrower may not make adjustment with insurers except with Lender's prior written consent.  Lender shall not act as Borrower's attorney-in-fact unless there exists an Event of Default.  Proceeds of insurance shall be applied, at the option of Lender, to repair or replace the Collateral or to reduce any of the indebtedness arising from any of the Documents.

(f)      Borrower shall, at all times, keep accurate and complete records of the Collateral, and Lender shall have the right to inspect and make copies of all of Borrower's books and records relating to the Collateral during normal business hours, after giving Borrower reasonable prior notice.

(g)      Borrower shall immediately deliver to Lender any notice of default or breach it receives from any Supplier or it delivers to any Supplier under any Purchase Agreement.

Section 9.  Events of Default.  Borrower shall be in default under this Agreement and each other Document upon the occurrence of any of the following (each an "Event of Default", and collectively, the "Events of Default"):

(a)      Borrower fails to pay within ten (10) days after its due date any installment or other amount due under any of the Documents or fails to pay any Note upon demand therefor;

(b)      Borrower, without the prior written consent of Lender, attempts to or does sell all or any fractional interest in, rent, lease, license, charter, mortgage, assign, grant a Lien on or in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral or any part thereof;

(c)      Borrower breaches any of its insurance obligations hereunder;

(d)      Borrower or any guarantor or other obligor for any of Borrower's Obligations hereunder or under the other Documents (each a "Guarantor") breaches any of its other obligations under any of the Documents (other than those described in Section 9(a) through (c) above) and fails to cure that breach within thirty (30) days after written notice from Lender;

(e)      Any warranty, representation or statement made by Borrower or any Guarantor in any of the Documents or any guaranty or otherwise in connection with any of the indebtedness related hereto shall be false or misleading in any material respect;

(f)      Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Borrower, any Guarantor or any of the Collateral, which in the good faith judgment of Lender subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(g)      Borrower or any Guarantor shall suffer an adverse change in its business prospects or  projections, operations, management, financial or other condition, or in the industry in  which Borrower or Guarantor  operates,  which materially impairs Borrower's ability to perform its obligations hereunder, or under any Note or the Agreement, or materially impairs Lender's interest in the Collateral;

(h) Borrower or any Guarantor breaches or is in default under any other agreement between Borrower or Guarantor, on the one hand, and Lender or any affiliate(s) of Lender, on the other hand (including without limitation, any direct or indirect parent, subsidiary or sister entity) and such breach or default results in or permits the Lender or its affiliates to accelerate or terminate the applicable agreement;

(i)      Borrower or any Guarantor is declared in default under any contract or obligation requiring the payment of money in an original principal amount greater than $10,000,000;

(j)      Borrower or any Guarantor dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(k)      If Borrower or any Guarantor is a natural person, Borrower or such Guarantor dies or becomes incompetent;

(l)      (x) A receiver, custodian or trustee is appointed for all or of any part of the property of Borrower or any Guarantor, or Borrower or any Guarantor makes any assignment for the benefit of creditors, or (y) Borrower or any Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such appointment of a custodian, receiver or trustee; or (z) Borrower or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or in the case of an involuntary petition filed against Borrower or any Guarantor and is not dismissed within sixty (60) days, or Borrower or any Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, proceeding, order for relief;

(m)              Borrower or any Guarantor improperly files, caused to be filed, an amendment or termination statement relating to a filed financing statement describing the Collateral;

(n)      Any Guarantor revokes or attempts to revoke its obligations under any guaranty of any of the indebtedness or its obligations under any Document to which it is a party or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related Document to which it is a party;

(o)      Any Supplier admits its inability to pay its debts as they become due, or makes an assignment for the benefit of its creditors, or a receiver or a trustee is appointed for substantially all of such Supplier’s assets (and, if appointed without such Supplier’s consent, such appointment is not discharged or stayed within thirty (30) days) or any proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors is instituted by or against such Supplier (and, if contested, are not dismissed within 30 days) or any writ of attachment or execution or any similar process is issued or levied against such Supplier or any significant part of its property and, if issued or levied, is not released, stayed, bonded or vacated with thirty (30) days of its issue or levy;

(p)      Any Purchase Agreement is terminated or no longer remains in full force and effect, or Borrower or Supplier is in material breach of any Purchase Agreement or is declared in default under any Purchase Agreement; or

(q)      (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) shall have become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act ), directly or indirectly, of more than 30% of the outstanding voting stock of Accuride Corporation, a Delaware corporation (“Accuride”); (B) at any time individuals who (i) were members of the Board of Directors of Accuride as of the date of this Agreement, (ii) were members of such Board of Directors for at least the 12 preceding months (or, if such date of determination occurs during the period comprising the first 12 months after the execution of this Agreement, since such date), or (iii) were recommended by at least a majority of the directors described in subclauses (i) or (ii) of this clause (B), no longer constitute a majority of the Board of Directors of Accuride; and/or (C) Accuride shall cease to own directly or indirectly all of the voting stock of Borrower; and/or (D) without the prior written consent of Lender, there is any merger or consolidation of Lessee or any Guarantor other than a Permitted Transaction as defined below.

Lender agrees that the prior written consent of Lender referred to in Section 9 (q) above will not be unreasonably withheld, provided that Lender shall not be deemed to have unreasonably withheld its consent if: (A) Borrower fails to provide Lender with such financial or other information as Lender may reasonably request to evaluate Borrower’s request at least thirty (30) days prior to the targeted closing of the proposed event for which Lender’s consent is being requested; (B) in Lender’s reasonable opinion, there is expected to be any material adverse change in the creditworthiness of Borrower or any Guarantor or (as the case may be) the creditworthiness of any proposed successor entity does not meet Lender’s then existing credit underwriting standards; (C) in Lender’s reasonable opinion, there is expected to be any adverse effect on the Equipment or Lender’s interest therein; (D) at the time of Borrower’s request, Borrower is subject to an Event of Default or an event that with the giving of notice or passage of time or both would constitute an Event of Default; (E) any such proposed successor entity or new controlling entity fails to meet Lender’s compliance screening standards then in effect (e.g., “Patriot Act”), or (F) Lender fails to receive, in form and substance satisfactory to Lender, any transfer and assumption agreement, new or amended financing statements, or other documents and instruments that may be required by Lender in connection with such request.

As used in this Agreement, a “Permitted Transaction” is a transaction where at the time of the consummation thereof, Borrower is not subject to an Event of Default or an event that with the giving of notice or passage of time or both would constitute an Event of Default and (A) Borrower is the surviving entity, or (B) Borrower merges into Guarantor or into a wholly-owned subsidiary of Guarantor and Lender receives a transfer and assumption agreement executed by Guarantor or the surviving wholly-owned subsidiary, as the case may be, new or amended financing statement, or other documents and instruments that may be required by Lender in connection with such merger within thirty (30) days after consummation of such merger and Guarantor or the surviving wholly-owned subsidiary, as the case may be, meets Lender’s compliance screening standards then in effect (e.g., “Patriot Act”).

Section 10.  Remedies on Event of Default.

(a)      Upon the occurrence of an Event of Default under this Agreement and in addition to the remedies set forth below or upon Borrower's failure to pay any Note(s) on demand, Lender, at its option, may declare any or all of the Obligations, including without limitation, all Demand Notes, to be immediately due and payable, without further demand or notice to Borrower or any Guarantor.  The accelerated Obligations shall bear interest from the occurrence of the Event of Default (both before and after any judgment) until paid in full at a per annum rate equal to the lower of eighteen percent (18%) or the maximum rate not prohibited by applicable law (the "Per Diem Interest Rate").  The application of such Per Diem Interest Rate shall not be interpreted or deemed to extend any cure period set forth herein, cure any Event of Default or otherwise limit Lender's rights or remedies hereunder.  Notwithstanding anything to the contrary contained herein, in no event shall this Agreement require the payment or permit the collection of amounts in excess of the maximum permitted by applicable law.

(b)      Upon such declaration of Event of Default, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in any applicable jurisdiction, or under any other applicable law, including without limitation the right to (i) refuse to extend any further credit to Borrower, (ii) terminate this Agreement and all other Debt Documents immediately without notice, (iii) notify any account debtor of Borrower or any obligor on any instrument which constitutes part of the Collateral to make payment to Lender, (iv) with or without legal process, to enter any premises where the Collateral may be and take possession and/or remove said Collateral from said premises, (v) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, (vi) lease or otherwise dispose of all or part of the Collateral, applying proceeds therefrom to the obligations then in default, (vii) hold, appropriate, apply or set-off any and all moneys, credits and indebtedness due from Lender  or  any of Lender’s affiliates (including any direct or indirect parent, subsidiary or sister entity) to Borrower; (viii) exercise any rights it may have against any security deposit or other collateral pledged to it by Borrower, any Guarantor or any of their affiliates or parent entities and/or (ix) exercise any rights or remedies it may have under applicable law and any rights to obtain from any court speedy relief pending final determination available at law (including possession, control, custody, or immobilization of the Equipment or requiring Borrower to preserve the Equipment or its fair market value.  Upon exercise of Lender’s dispossessory remedies hereunder or under applicable law, Borrower hereby agrees that ownership of the Collateral shall vest in Lender.

(c)      Lender shall have the right to apply any amounts collected from Borrower or Guarantor pursuant to this Section 10 or under the Guaranty in the following order of priorities: (i) to pay all of Lender's costs, charges and expenses incurred in enforcing its rights under this Agreement or in taking, removing, holding, repairing, refurbishing, selling, leasing or otherwise disposing of the Equipment; then, (ii) to pay any and all late fees, per diem fees, other such charges due hereunder, any and all interest due hereunder and all amounts owing pursuant to any indemnity claims; then (iii) to pay all principal due hereunder; then (iv) to pay all other amounts due and owing to Lender  under any of the Documents.  Lender shall have the right to any proceeds of sale, lease or other disposition of the Equipment, if any, and shall have the right to apply same in the following order of priorities:  (i) to pay all of Lender's costs, charges and expenses incurred in enforcing its rights under this Agreement or in taking, removing, holding, repairing, refurbishing, selling, leasing or otherwise disposing of the Equipment; then, (ii) to pay any and all late fees, per diem fees, other such charges due hereunder, any and all interest due hereunder  and any amounts owing pursuant to any indemnity claims; then (iii) to pay all principal due hereunder; then (iv) to pay all other amounts due and owing to Lender  under any of the Documents; then (v) any surplus shall be refunded to Borrower.  Borrower shall pay any deficiency in clauses (i), (ii), (iii) and (iv) of the immediately preceding two sentences immediately upon demand.

(d)      Any notice which Lender is required to give to Borrower under the Uniform Commercial Code or any other applicable law of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is mailed by registered or certified mail to the last known address of Borrower at least ten (10) days prior to such action.

(e)      The foregoing remedies shall not be exclusive or alternative but shall be cumulative and in addition to all other remedies in favor of Lender existing at law, in equity or under any applicable statute or international treaty, convention or protocol.

Section 11.  Indemnification.  Borrower shall indemnify and save Lender and its affiliates (including any direct or indirect parent, subsidiary or sister entity) and all of Lender’s and such affiliates' respective directors, shareholders, officers, employees, agents, predecessors, attorneys-in-fact, lawyers, successors and assigns (each an "Indemnitee") on a net after-tax basis harmless from and against all claims, costs, expenses (including legal fees, including but not limited to those incurred in connection with responding to subpoenas, third party or otherwise), demands, suits, damages and liabilities of any kind and nature whatsoever, including without limitation personal injury, death and property damage claims arising in tort or otherwise, under any legal theory including but not limited to strict liability (including Claims involving or alleging environmental damage, criminal acts, hijacking, acts of terrorism or similar acts, product liability or strict or absolute liability in tort, latent and other defects (whether or not discoverable), for patent, trademark or copyright infringement) (collectively "Claims") that may be imposed on, incurred by or asserted against any Indemnitee whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person in any way relating to, arising out of or in connection with (a) this Agreement, the Demand Notes, the Lease, any Debt Documents and any of the other Documents, including, without limitation, the execution, delivery, breach (including any Event of Default), enforcement, performance or administration of the foregoing documents and (b) the Purchase Agreement, and the Equipment, including, without limitation, the perfection, maintenance, protection or realization upon the Collateral or any other security for the Obligations, and the manufacture, inspection, construction, purchase, acceptance, rejection, ownership, management, pooling, interchange, chartering, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration or re-registration, sale, removal, repossession, storage or other disposition of the Collateral or any part thereof or any accident in connection therewith.  Notwithstanding the foregoing, Borrower shall not be required to indemnify an Indemnitee for any Claim caused directly by the gross negligence or willful misconduct of such Indemnitee.  If any Indemnitee has received reimbursements from Borrower (the “Indemnity Reimbursements”) for any and all claims, costs, expenses arising out of or in connection with this Agreement, the Demand Notes, the Lease, any Debt Documents and any of the other Documents and the Purchase Agreement and the Equipment and a court of competent jurisdiction in a final and non-appealable judgment finds that such Claims were caused directly from the gross negligence or willful misconduct of such Indemnitee, then such Indemnitee will reimburse Borrower for the Indemnity Reimbursements.  The rights, privileges and indemnities contained in this Section 11 shall survive the expiration or other cancellation or termination of this Agreement.

Section 12.  Miscellaneous.

(a)      Time is of the essence of this Agreement.  Lender's failure at any time to require strict performance by Borrower of any of the provisions hereof shall not waive or diminish Lender's right thereafter to demand strict compliance therewith.  Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege.  Lender shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver be in writing and signed by Lender.

(b)      Lender may correct patent errors herein and fill in all blanks herein or in any document provided in connection herewith or now or hereafter attached hereto consistent with the agreement of the parties.  Borrower agrees, upon Lender's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lender.  This Agreement and any exhibits or annexes hereto shall constitute the entire agreement of the parties with respect to the subject matter hereof.  NO VARIATION OR MODIFICATION OF THIS AGREEMENT, OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

(c)      All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given  (i) on the date of receipt if delivered in hand or by facsimile transmission,  (ii) on the next business day after being sent by express mail, and  (iii) on the fourth business day after being sent by regular, registered or certified mail.  As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(d)      This Agreement shall be binding, jointly and severally, upon all parties described as "Borrower" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns. Lender, from time to time, may assign, sell, or transfer in whole or in part its interests in this Agreement or any Notes or other Debt Documents or any of its rights under any of the Debt Documents, including servicing rights, whether as part of a securitization transaction or by participation, assignment, sale or other transfer (in each case, a “Lender Transfer”).  Upon a Lender Transfer of Lender’s entire right and interest under the Debt Documents, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained in the Debt Documents arising or accruing from or after the assignment.  This Agreement and the Notes may not be assigned, transferred or participated by Borrower without Lender’s prior written consent.

(e)      Any provision of this Agreement, which may be determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower hereby waives any provision hereof prohibited or unenforceable in any respect.  This Agreement shall not be changed or terminated orally, but only by a writing signed by both parties hereto.

(f)      In the event this Agreement, any Demand Note and/or any other Documents are placed in the hands of an attorney for collection of money due or to become due or to obtain performance of any provision hereof, Borrower agrees to pay attorney's fees actually incurred by Lender.

(g)      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.  EACH OF LENDER AND BORROWER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH (COLLECTIVELY, THE "PROCEEDINGS"), AND EACH OF LENDER AND BORROWER FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS).  EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT IT OR ITS PROPERTY IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE.  BORROWER ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO LENDER WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, BORROWER AGREES THAT, IN ADDITION TO ANY OF THE REMEDIES TO WHICH LENDER MAY BE ENTITLED AT LAW OR IN EQUITY, LENDER WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT.  Notwithstanding the foregoing, Lender shall have the right to apply to a court of competent jurisdiction in the United States or abroad for equitable relief as is necessary to preserve, protect and enforce Lender’s rights under this Agreement, including but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Borrower, any Guarantor or the Collateral or to gain possession of the Equipment.

(h)      This Agreement shall continue in full force and effect for so long as there shall remain in existence Obligations or liabilities from Borrower to Lender hereunder or under any other Document.

(i)      EACH OF LENDER AND BORROWER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE OTHER DOCUMENTS, ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN BORROWER AND LENDER.  The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims).  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(j)      This Agreement and any amendments, waivers, consents or supplements hereto in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, all of which taken together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed signature page of this Agreement or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

(k)      Borrower hereby acknowledges and agrees that Lender reserves the right to impose fees or charges for returned checks and certain optional services that Lender may offer or provide to Borrower during the term of this Agreement.  Lender will notify Borrower the amount of the applicable fee or charge if Borrower requests such optional services.  In addition, Lender may make available to Borrower a schedule of fees or charges for such optional services from time to time or upon demand, provided, however, that such fees and charges are subject to change in Lender's sole discretion without notice to Borrower.

(l)      To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who enters into a transaction with Lender.  What this means for the Borrower is that when a transaction contemplated hereunder is consummated, Lender will ask for Borrower’s  name, address, and other information that will allow Lender  to identify Borrower.  Lender may also ask to see identifying documents.

(m)              Credit to Borrower’s account for payments under any Debt Documents may be delayed if payment is (a) not received at the Lender’s payment address indicated in Lender’s invoice or other instructions from Lender from time to time or (b) not accompanied by Lender’s invoice number.  Preferred forms of payment include direct debit, wires, company checks and certified checks.  Payment in any other form may delay processing or be returned to Borrower.  Delayed credit may cause Borrower to incur a late payment fee.  All credit for payments of Borrower’s account under any Debt Documents are subject to final payment by the institution on which the item of payment was drawn.

(n)      Lender reserves the right to select the method by which payments and credits are allocated to the Note account of the Borrower in Lender’s sole discretion.

(o)      Without prejudice to any of the rights and remedies of Lender under the Debt Documents or any of the other Documents, all written communication concerning disputed amounts, including any check or other payment instrument that (a) indicates that the written payment constitutes “payment in full” or is tendered as full satisfaction of a disputed amount or (b) is tendered with other conditions or limitation must be mailed or delivered to the Lender at the address for billing inquiries and/or correspondence shown on the invoice or statement and not to the payment address.

(p)      It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, any provisions in the Debt Documents to the contrary notwithstanding, in no event shall the Debt Documents require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum amount permitted by applicable law as now or hereafter construed by a court of competent jurisdiction.  If any such excess interest is contracted for, charged or received pursuant to the Debt Documents, or in the event that all of the principal balance under the Debt Documents shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received shall exceed the maximum amount of interest permitted by applicable law as so construed, then in such event any such excess which may have been collected shall, at Lender’s  option, either be credited to the unpaid principal balance of or other amounts payable under the Debt Documents as a prepayment of principal or such other amounts, without any prepayment fee, or refunded to Borrower, and the effective rate of interest shall automatically be reduced to the maximum lawful rate allowed under applicable law as now or hereafter construed by a court of competent jurisdiction.  Without limiting the foregoing, all calculations of the rate of interest contracted for, charged or received with respect to the Debt Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the fullest extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness, all interest at any time contracted for, charged to or received from Borrower in connection with such indebtedness.  Notwithstanding the foregoing, if any applicable law is amended or the law of the United States of America preempts any applicable law, so that it becomes lawful for Lender to receive a greater interest per annum rate than is presently allowed, Borrower agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended law or the law of the United States of America.

(q)      Borrower and each of Borrower’s affiliates authorize Lender to disclose information about Borrower and Borrower’s affiliates that Lender may at any time possess to any Lender affiliate, successor, assign and/or participant and/or to any manufacturer or vendor of any property subject to the Debt Documents or Lease or to any other party with a financial interest in the Debt Documents or Lease, whether such information was supplied by Borrower to Lender or otherwise obtained by Lender.

LENDER :	BORROWER:
GE Capital Commercial Inc.	Gunite Corporation
By: /s/ Margaret Springuel	By: /s/ Gregory A. Risch
Name: Margaret Springuel	Name: Gregory A. Risch
Title: Authorized Signatory	Title: Vice President, Director

PURCHASE AGREEMENT ASSIGNMENT AND CONSENT

THIS PURCHASE AGREEMENT ASSIGNMENT AND CONSENT ("Assignment") is dated as of 2-10-12 by and among GE Capital Commercial Inc. (together with its successors and assigns, if any, "Lessor"), Gunite Corporation ("Lessee"), and Accuride Corporation (“Accuride”).  All capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Financing Documents (as defined below).

WITNESSETH:
WHEREAS, Lessee desires to lease from Lessor certain equipment ("Equipment"), pursuant to a Schedule entered into, or which may hereafter be entered into, by and between Lessee and Lessor (the "Schedule") incorporating the terms of that certain Master Lease Agreement entered into, or which may hereafter be entered into, by and between Lessee and General Electric Capital Corporation (the "Master Agreement") and pursuant to all other documents relating thereto as Lessor requires, including but not limited to a Certificate of Acceptance, all in form and substance acceptable  to Lessor, in its  sole discretion (the Schedule,  and the terms of the Master Agreement incorporated therein by reference and all schedules, addenda, amendments and attachments thereto and all such other related documents and certificates, being hereinafter referred to collectively as the “Lease”); and

WHEREAS, pursuant to that certain Interim Finance Agreement, dated 2-10-12, between GE Capital Commercial Inc. as lender ("Lender") and Lessee, as borrower (the  "Interim  Finance Agreement"),  Lessor has agreed, subject to the terms and conditions contained therein, to purchase the Equipment from Supplier in order to lease the same to Lessee pursuant to the Lease and Lender has agreed to make certain "progress payments" required by the Supplier to be made towards the purchase price of the Equipment prior to Lessee’s acceptance of the Equipment under the Lease (such Interim Finance Agreement, the Lease, promissory notes, and other agreements, documents and instruments relating thereto are hereinafter referred to collectively as the "Financing Documents"); and

WHEREAS, to induce Lender to make such progress payments and to induce Lessor to lease the Equipment to Lessee, Lessee desires to assign, and Lessor is willing to acquire (subject to the terms hereof), certain of Lessee’s rights and interests under the purchase order(s), agreement(s) and/or document(s) which Lessee’s affiliate, Accuride, heretofore issues to Merrill Engineering & Integration (“Supplier”) (copies of which are attached hereto as Exhibit A and hereinafter referred to as the "Purchase Agreements").

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

SECTION 1.  ASSIGNMENT.

(a) Subject to any security interest granted by Lessee to Lender (as the case may be if the Lender is not also the Lessor) under the Interim Finance Agreement, Accuride does hereby assign and set over to Lessee, in turn, does hereby assign and set over to Lessor  all of Lessee’s rights and interests in and to such Equipment and the Purchase Agreements as the same relates to such Equipment including, without limitation, in such assignment (i) the right to purchase the Equipment pursuant to the Purchase Agreements, and the right to take title to such Equipment and to be named the purchaser in the bill of sale for such Equipment, (ii) all claims for damages in respect of the Equipment purchased by Lessor arising as a result of any default by the Supplier thereof under the Purchase Agreements, including, without limitation, all warranty and indemnity provisions contained in such Purchase Agreements, and all claims arising thereunder, in respect of such Equipment, and (iii) any and all rights of Lessee to compel performance of the terms of such Purchase Agreements.  Lessee accepts the assignment of the interest of Accuride in the Purchase Agreements and hereby assumes and agrees to perform all of Accuride’s obligations thereunder.  Accuride agrees and confirms that it has no rights in the Equipment or Purchase Agreements after the date hereof.  If, prior to the date hereof, Accuride has made progress payments to the Supplier, Lessee agrees to reimburse Accuride for such progress payments and it will either do so directly or request that Lessor disburse a portion of the interim financing or lease proceeds to Accuride.  Lessee agrees not to make, or agree to make, any changes to the Equipment or the Purchase Agreements without the prior written consent of the Lessor and (as the case may be if the Lender is not also the Lessor) the Lender.  LESSEE ACKNOWLEDGES THAT LESSOR MAY ASSIGN ITS RIGHTS AND INTERESTS UNDER THIS ASSIGNMENT TO ANY ENTITY WHO DIRECTLY OR BY ASSIGNMENT IS OR BECOMES LESSOR UNDER THE LEASE (INCLUDING WITHOUT LIMITATION, TO ANY DIRECT OR INDIRECT PARENT, SUBSIDIARY OR SISTER ENTITY).

(b)  Notwithstanding the foregoing, so long as no default, Event of Default or event which, with notice and the lapse of time or both, would constitute a default under the Financing Documents has occurred and is continuing, Lessee shall be, and is hereby authorized on behalf of Lessor and  (as the case may be if the Lender is not also the Lessor)  the Lender  in the name of Lessee to exercise and is entitled to all rights and powers of the purchaser under the Purchase Agreements with respect to such Equipment and to retain any recovery or benefit resulting from the enforcement of any warranty, indemnity or right to damages under the Purchase Agreements or otherwise existing against the Supplier, including without limitation the rights and claims described in subsection (a)(i), (a)(ii), and (a)(iii) above, except that in all instances only Lessor or its designee (which may include but not be limited to, Lender)  shall be entitled to receive from Supplier any and all refunds or returns of, or credits with respect to, the purchase price of the Equipment and any amounts paid towards such purchase price.

(c)  Lessee acknowledges and agrees to the modification of the Purchase Agreements as described in the Supplier Consent and Agreement attached hereto ("Supplier Consent"), and agrees that upon any assumption by Lessor of the rights and obligations of Lessee under the Purchase Agreements as described therein, Lessee shall have no further rights under such Purchase Agreements, but Lessee shall remain fully obligated thereunder. Lessee further acknowledges and agrees that receipt by Lessor of a notice from Supplier of the occurrence of any breach, default or other event described in the Supplier Consent shall constitute a default by Lessee under the Financing Documents.

(d) NOTWITHSTANDING ANY OTHER PRIOR OR FUTURE COMMUNICATION OR DOCUMENT, THIS ASSIGNMENT DOES NOT INDICATE A COMMITMENT BY LESSOR OR (AS THE CASE MAY BE IF THE LENDER IS NOT ALSO THE LESSOR) LENDER TO PURCHASE ANY OF THE EQUIPMENT OR ENTER INTO ANY FINANCING DOCUMENT OR LEASE REGARDING THE EQUIPMENT AND LESSOR’S  AND (AS THE CASE MAY BE IF THE LENDER IS NOT ALSO THE LESSOR) LENDER’S OBLIGATIONS HEREUNDER ARE SUBJECT TO THE COMPLETION OF AND/OR COMPLIANCE WITH EACH OF THE FOLLOWING IN FORM AND SUBSTANCE SATISFACTORY TO LESSOR AND  (AS THE CASE MAY BE IF THE LENDER IS NOT ALSO THE LESSOR) LENDER,  IN ITS (THEIR RESPECTIVE) SOLE DISCRETION: THE TERMS HEREOF (INCLUDING WITHOUT LIMITATION, SECTION 2 HEREOF); THE CONDITIONS SET FORTH IN THE SUPPLIER CONSENT & AGREEMENT RELATING HERETO; LESSOR’S AND  (AS THE CASE MAY BE IF THE LENDER IS NOT ALSO THE LESSOR) LENDER’S  CREDIT, INVESTMENT, PRICING AND OTHER INTERNAL APPROVALS; FINANCING DOCUMENTS, LEASE DOCUMENTATION AND SECURITY; AND THE LESSOR’S AND  (AS THE CASE MAY BE IF THE LENDER IS NOT ALSO THE LESSOR) LENDER’S CONDITIONS PRECEDENT RELATING TO THE FINANCING DOCUMENTS AND THE LEASE. SIMILARLY, THE PURCHASE OR LEASE BY LESSOR OF ANY ONE ITEM OF EQUIPMENT, OR A DECISION BY LESSOR OR (AS THE CASE MAY BE IF THE LENDER IS NOT ALSO THE LESSOR) LENDER TO ENTER INTO A FINANCING DOCUMENT OR LEASE WITH RESPECT TO ANY ITEM OF EQUIPMENT, DOES NOT INDICATE ANY COMMITMENT WITH RESPECT TO PURCHASING OR ENTERING INTO ANY TRANSACTION WITH RESPECT TO ANY OTHER ITEM OF EQUIPMENT.

SECTION 2.  CONTINUING LIABILITY OF LESSEE; LEASE ACCEPTANCE.

It is expressly agreed that anything herein or therein contained to the contrary notwithstanding: (a) Lessee shall at all times remain liable to the Supplier to perform all of the duties and obligations of the purchaser under the Purchase Agreements to the same extent as if this Assignment had not been executed, (b) the execution of this Assignment shall not modify any contractual rights of the Supplier under the Purchase Agreements and the liabilities of the Supplier under the Purchase Agreements shall be to the same extent and continue as if this Assignment had not been executed, (c) the exercise by the Lessor of any of the rights assigned hereunder shall not release Lessee from any of its duties or obligation or liability under the Purchase Agreements;  and (d) neither  Lessor nor  (as the case may be if the Lender is not also the Lessor)   Lender shall  have any obligation or liability under the Purchase Agreements by reason of, or arising out of, this Assignment or be obligated to (i) enter into any Financing Document, any Lease or any Schedule, (ii) perform any of the obligations or duties of Lessee under the Purchase Agreements, including but not limited to any obligation to pay the purchase price of the Equipment (other than under the terms and conditions of the Financing Documents),  (iii) make any inquiry into the sufficiency of or authorization for any payment received by any Supplier or (iv) present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.  Lessor’s obligations hereunder and with respect to any item of Equipment under the Purchase Agreements are further subject to completion of Lease Acceptance with respect to such item of Equipment. As used herein, “Lease Acceptance” shall have occurred with respect to an item of Equipment when:  a) Lessee has duly executed and delivered to Lessor, Lessor’s form of Certificate of Acceptance (which either may be embedded into the corresponding Schedule or in the form of a separate instrument) and all other lease and related transactional documentation with respect to such item of Equipment and the lease thereof from Lessor;  b) Lessor has obtained full credit, investment, pricing and other internal approvals with respect to the lease thereof to the Lessee; c) Lessor’s related conditions precedent and credit and pricing approval conditions have been fully satisfied; and d) no default exists under the relevant Master Lease Agreement and any Schedule thereunder;  each of a)-d) to be in form and substance satisfactory to Lessor in its sole discretion.

SECTION 3.  COMPLETE AGREEMENT; JURY TRIAL WAIVER; GOVERNING LAW AND JURISDICTION; COUNTERPARTS.

(a)  Complete Agreement.  This Assignment incorporates all representations, promises and statements made in connection with the subject matter hereof and the negotiation thereof and no such representation, promise or statement not contained herein shall be binding on the parties.  The conditions set forth herein may not be varied or altered nor may any provisions hereof waived, except by agreement in writing executed by duly authorized agents of both parties.  Any conditions appearing on Supplier’s invoice which may conflict with the conditions set forth in this Assignment shall be deemed omitted, modified or altered to conform hereto, unless such conditions, modifications, or alterations are agreed to in writing by both parties as aforesaid.  The conditions set forth in this Assignment shall also be binding upon and inure to the benefit of the respective heirs, administrators, executors, successors, legal representatives and assigns of the parties to this Assignment.

(b)  Jury Trial Waiver.  THE PARTIES TO THIS ASSIGNMENT HEREBY UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS ASSIGNMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS ASSIGNMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS ASSIGNMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)  Governing Law and Jurisdiction.  IT IS SPECIFICALLY AGREED BY THE PARTIES THAT THIS ASSIGNMENT AND THE GENERAL CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, AND THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF CONNECTICUT, WHETHER STATE OR FEDERAL.

(d)  Lessee hereby acknowledges and agrees to the matters set forth in the Supplier’s Consent and Agreement related hereto.  This Assignment and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed signature page of this Assignment or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the date first above written by its duly authorized representative.

LENDER:	BORROWER
GE Capital Commercial Inc.	Gunite Corporation
By: /s/ Margaret Springuel	By: /s/ Gregory A. Risch
Name: Margaret Springuel	Name: Gregory A. Risch
Title: Authorized Signatory	Title: Vice President, Director
ACCURIDE:
By: /s/ Gregory A. Risch
Name: Gregory A. Risch
Title: VP, Interim CFO

Exhibit A
[Attach a copy of the Purchase Agreement(s)]

SUPPLIER CONSENT AND AGREEMENT

Reference is hereby made to (i) the Purchase Agreement Assignment and Consent dated as of 2-10-12 (the "Assignment Agreement")
among GE Capital Commercial Inc. (together with  successors and assigns, if any, "Lessor"), Gunite Corporation ("Lessee") and Accuride Corporation (“Accuride”) and (ii) the Purchase Agreements (as defined in the Assignment Agreement) between Accuride and the undersigned, Merrill Engineering & Integration (“Supplier”). All terms used in this Supplier Consent and Agreement ("Supplier Consent") which are not defined shall have the meaning ascribed to them in the Assignment Agreement.

In consideration of the mutual promises and agreements made by Lessor, Lessee and Accuride in the Assignment Agreement, Supplier hereby consents to the Assignment Agreement and agrees not to assert any claims against either Lessor, Lessee or Accuride inconsistent with such Assignment Agreement.  Supplier further agrees that the Purchase Agreement is hereby amended as necessary to provide as follows:

(a)           Upon the occurrence of any breach or default by Lessee under the Purchase Agreement or the occurrence of any other event which gives Supplier the right to terminate the Purchase Agreement, Supplier shall, prior to terminating the Purchase Agreement or exercising any of its other remedies under the Purchase Agreement, give Lessor and  (as the case may be if the Lender is not also the Lessor) Lender written notice of such breach, default or other event (the "Notice"), whereupon Lessor or   (as the case may be if the Lender is not also the Lessor) Lender each  shall have the right (but not the obligation) to either (i) cure any such breach or default within the fifteen (15) days after Lessor’s and (as the case may be if the Lender is not also the Lessor) Lender’s receipt of such Notice, or (ii) assume all of Lessee’s rights and obligations under the Purchase Agreement, and become the purchaser thereunder, by delivering written notice of Lessor’s or  (as the case may be if the Lender is not also the Lessor)  Lender’s exercise of such right to Supplier within fifteen (15) days after receipt of the Notice.
(b)           Unless Lessor or  (as the case may be if the Lender is not also the Lessor) Lender has otherwise taken title to the Equipment pursuant to Section (a)(ii) above, title to and risk of loss of an item of Equipment shall pass to Lessor upon completion of Lease Acceptance for such item of Equipment whereupon Lessor shall acquire good title to such item of Equipment free from all liens, claims and encumbrances of any kind whatsoever (subject to (c) below) and Supplier shall be deemed to have provided a representation as to the same.
(c)           To the extent that the Purchase Agreement grants a lien or other charge in favor of Supplier in or on an item of Equipment, Supplier hereby agrees that each such lien and/or charge is limited to a lien and/or charge on such item of Equipment acquired by Lessor from Supplier pursuant to the Purchase Agreement to secure all or part of the purchase price thereof only (“Purchase Money Lien”). Supplier hereby agrees that such Purchase Money Lien shall be automatically deemed released upon payment to Supplier of the purchase price with respect to such item of Equipment in accordance with the relevant Purchase Agreement. Supplier hereby waives and discharges any other lien or charge in or upon the Equipment or otherwise granted by the Purchase Agreement or by operation of law and represents and warrants that other than any Purchase Money Lien, there is no lien, claim or encumbrance of any kind whatsoever in or on the Equipment.  Supplier further agrees to execute such documents as Lessor and  (as the case may be if the Lender is not also the Lessor) Lender each may request evidencing such release of any such lien or charge and the conveyance to Lessor of good title to the Equipment.
(d)           Supplier agrees that on and after the date this Supplier Consent is executed it will not make any addition to or delete any items from, or make any modifications with respect to the specifications of the Equipment referred to in the Assignment Agreement and Purchase Agreement; or allow any material amendments to be made to the Purchase Agreement without the prior written consent of each of Lessor and (as the case may be if the Lender is not also the Lessor) Lender,  and Lessee.
(e)           Supplier represents that the Equipment has been accurately labeled, consistent with the requirements of 40 CFR Part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

SUPPLIER ACKNOWLEDGES THAT LESSOR MAY ASSIGN ITS RIGHTS AND INTERESTS UNDER THE ASSIGNMENT AGREEMENT TO ANY ENTITY WHO DIRECTLY OR BY ASSIGNMENT IS OR BECOMES LESSOR UNDER THE LEASE (INCLUDING WITHOUT LIMITATION, TO ANY DIRECT OR INDIRECT PARENT, SUBSIDIARY OR SISTER ENTITY).

It is the sole responsibility of Supplier, and not Lessor or (as the case may be if the Lender is not also the Lessor) Lender or Lessee to pay, and perform any contractual or other obligations as between Supplier and any third party sub-contractors of Supplier.

This Supplier Consent and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed signature page of this Supplier Consent or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Supplier Consent to be executed as of the date set forth below by its duly authorized representative.

SUPPLIER

Merrill Engineering & Integration

By:	/s/ Michael E. Beyer
Name:	Michael E. Beyer
Title:	C.F.O.
Date:	1/31/12

EXHIBIT B
TO
INTERIM FINANCE AGREEMENT
DATED AS OF _________________

[Form of Security Agreement]

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, is entered into this 10th day of February, 2012 (the "Agreement"), by and between GE Capital Commercial Inc. (together with its successors and assigns, if any, "Secured Party")  having a mailing address c/o General Electric  Capital  Corporation located at 500 W. Monroe Street, Chicago, IL 60661, and Gunite Corporation, a Corporation organized and existing under the laws of the state of DE with its chief executive offices located at 302 Peoples Ave, Rockford, IL 61104 ("Customer").

In consideration of the promises herein contained and of certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Customer and Secured Party hereby agree as follows:

1.  CREATION OF SECURITY INTEREST:
Customer hereby gives, grants and assigns to Secured Party, its successors and assigns forever, a security interest in and against any and all property listed on the collateral schedule annexed hereto or made a part hereof ("Collateral Schedule"), and in and against any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof (all of the foregoing being hereinafter individually and collectively referred to as the "Collateral").  The foregoing security interest is given to secure the payment and performance of any and all payments of principal or interest, installments of rent and other amounts, obligations and liabilities of any kind, nature or description whatsoever (whether due or to become due) of Customer to Secured  Party under either that certain Interim Finance Agreement, dated 2-10-12, between Customer and  GE Capital Commercial Inc., or that certain Master Lease Agreement, dated 2-10-12, between Customer and GE Capital Commercial Inc. (collectedly, the "Other Agreement"), this Agreement, and/or any related documents (the Other Agreement, this Agreement and all such related documents being hereinafter collectively referred to as the "Transaction Documents"), and any renewals, extensions and modifications of such debts, obligations and liabilities (all of the foregoing being hereinafter referred to as the "Indebtedness").

2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTOMER:
Customer hereby represents, warrants and covenants that:  (a) Customer is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the first paragraph of this Agreement, has its chief executive offices at the location set forth in such paragraph, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;  (b) Customer has adequate power and capacity to enter into, and to perform its obligations, under each of the Transaction Documents;  (c) the Transaction Documents have been duly authorized, executed and delivered by Customer and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws and general principles of equity;  (d) no approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by, Customer of any of the Transaction Documents, except such as may have already been obtained;  (e) the entry into and performance by Customer of the Transaction Documents will not  (i) violate any of the organizational documents of Customer or violate in any material respect any judgment, order, law or regulation applicable to Customer, or (ii) result in any breach of, constitute a default under, or result in the creation of any lien, claim or encumbrance on any of Customer's property (except for liens in favor of Secured Party) pursuant to, any material indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Customer is a party;  (f) there are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Customer which could reasonably be expected to have, in the aggregate, a material adverse effect on Customer, its business or operations, or its ability to perform its obligations under the Transaction Documents;  (g) all financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change;  (h) the Collateral is not, and will not be, used by Customer for personal, family or household purposes;  (i) the Collateral is, and will remain, in good condition and repair and Customer will not be negligent in the care and use thereof;  (j) Customer is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement and other Permitted Liens; (k) the Collateral is, and will remain, free and clear of all liens, claims and encumbrances of every kind, nature and description; (l) Customer will provide Secured Party with notice of any change in Customer's state of incorporation or organization ten (10) days prior to such change; (m) Customer’s exact legal name is as set forth in the first sentence of this Agreement; (n) the chief executive office or chief place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of Customer is located at the address set forth the first sentence of this Agreement, and the jurisdiction of organization of Customer is as indicated in the opening paragraph of this Agreement, and Customer agrees to give Secured Party prior written notice of any relocation of said chief executive office or chief place of business from its present location and of any change in Customer’s jurisdiction of organization; and (o) Customer agrees, upon Secured Party's request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of Secured Party or to carry out the intent of this Agreement.

3.  COLLATERAL:
 (a) Until the declaration of any Event of Default, Customer shall remain in possession of the Collateral; provided, however, that Secured Party shall have the right to possess  (i) any chattel paper, document, certificate of title or instrument that constitutes a part of the Collateral or possession of which may be required to perfect Secured Party's interest in the Collateral, and  (ii) any other Collateral which because of its nature may require that Secured Party's security interest therein be perfected by possession.  Secured Party, its successors and assigns, and their respective agents, shall have the right to examine and inspect any of the Collateral at any time during normal business hours.  Upon any request from Secured Party, Customer shall provide Secured Party with notice of the then current location of the Collateral.  (b) Customer shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good condition and working order,  (iii) use and maintain the Collateral only in compliance in all material respects with all applicable laws, and  (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for liens in favor of Secured Party and other Permitted Liens).  (c) Customer shall not, without the prior written consent of Secured Party,  (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair),  (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, grant a security interest in or otherwise transfer or encumber (except for liens in favor of Secured Party) any of the Collateral.  (d) Customer shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on the use thereof, or on this Agreement or any of the other Transaction Documents.  At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral or to effect compliance with the terms of this Agreement or any of the other Transaction Documents.  Customer shall reimburse Secured Party, on demand, for any and all reasonable costs and expenses incurred by Secured Party in connection therewith and agrees that such reimbursement obligation shall be secured hereby.  (e) Customer shall, at all times, keep accurate and complete records of the Collateral, and Secured Party, its successors and assigns, and their respective agents, shall have the right to examine, inspect, and make extracts from all of Customer's books and records relating to the Collateral at any time during normal business hours.  (f) Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, Secured Party.  At any time and from time to time, Secured Party may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.  In addition, Customer hereby authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code.  Customer irrevocably grants to Secured Party the power to sign Customer’s name and generally to act on behalf of Customer to execute and  file financing statements and other documents pertaining to any or all of the foregoing collateral.

4.  INSURANCE:
 The Collateral shall at all times be held at Customer's risk, and Customer shall keep it insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and where requested by Secured Party, against other risks as required thereby, for the full replacement value thereof,  and all such policies shall be with companies that have an A.M. Best rating of A- or higher ("Minimum Rating"), provided that if any such company is downgraded below the Minimum Rating, then upon reasonable request from Secured Party, Customer must replace said issuer with one having a rating at or above the Minimum Rating promptly of such downgrade and otherwise in amounts and under policies reasonably satisfactory to Secured Party.  Customer shall, if Secured Party so requires, deliver to Secured Party policies or certificates of insurance evidencing such coverage.  Each policy shall name Secured Party as loss payee thereunder, shall provide for coverage to Secured Party regardless of the breach by Customer of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide for thirty (30) days written notice to Secured Party of the reduction in coverage amounts or cancellation thereof.  Customer hereby appoints Secured Party as its attorney in fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any such insurance policies.  Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness secured hereby.

5.  REPORTS:
 (a) Customer shall promptly notify Secured Party in the event of  (i) any change in the name of Customer,  (ii) any relocation of its chief executive offices,  (iii) any relocation of any of the Collateral,  (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or  (v) any lien, claim or encumbrance attaching or being made against any of the Collateral (other than liens in favor of Secured Party and other Permitted Liens).  (b) Customer agrees to furnish its annual financial statements and such interim statements as Secured Party may require in form reasonably satisfactory to Secured Party.  Any and all financial statements submitted and to be submitted to Secured Party have and will have been prepared on a basis of generally accepted accounting principles, and are and will fairly present Customer's financial condition as at the date thereof.  Secured Party may at any reasonable time examine the books and records of Customer and make copies thereof.

6.  FURTHER ASSURANCES:
(a) Customer shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and do such other acts and things, as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the provisions of this Agreement.  Without limiting the foregoing, Customer shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord, lessor, or mortgagee waivers, and similar documents as may be from time to time reasonably requested by, and which are in form and substance reasonably satisfactory to, Secured Party.  (b) Customer hereby grants to Secured Party the power to sign Customer's name and generally to act on behalf of Customer to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral.  Customer shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain such certificate showing the lien hereof with respect to the Collateral and promptly deliver same to Secured Party.  (c) CUSTOMER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS EACH OF SECURED PARTY AND ITS AFFILIATES, SUCCESSORS AND ASSIGNS, AND ALL OF SECURED PARTY’S AND SUCH AFFILIATES’, SUCCESSORS’ AND ASSIGNS’ RESPECTIVE DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, AGENTS, PREDECESSORS, ATTORNEYS-IN-FACT AND LAWYERS (EACH AN “INDEMNIFIED PARTY”) (ON AN AFTER TAX BASIS) FROM AND AGAINST ANY AND ALL LOSSES, DISPUTES, PENALTIES, CLAIMS, EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE LEGAL EXPENSES, INCLUDING, BUT NOT LIMITED TO, THOSE INCURRED IN CONNECTION WITH RESPONDING TO SUBPOENAS, THIRD PARTY OR OTHERWISE) DAMAGES AND LIABILITIES (INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LIABILITIES) OF WHATSOEVER KIND AND NATURE ARISING OUT OF OR IN CONNECTION WITH OR RELATING TO THE COLLATERAL,  THIS AGREEMENT OR ANY LOAN OR LEASE OR ANY OTHER TRANSACTION DOCUMENTS (AS DEFINED IN SECTION 1 HEREOF) (COLLECTIVELY, “CLAIMS”), REGARDLESS OF WHETHER SUCH INDEMNIFIED PARTY IS A PARTY THERETO AND WHETHER IN LAW OR EQUITY, OR IN CONTRACT, TORT OR OTHERWISE; PROVIDED, HOWEVER, THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNITY HEREUNDER IN RESPECT OF ANY CLAIM TO THE EXTENT THAT THE SAME IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.  THE RIGHTS, PRIVILEGES AND INDEMNITIES SET FORTH IN THIS SECTION 6(C) SHALL SURVIVE THE EXPIRATION OR OTHER CANCELLATION OR TERMINATION OF THIS AGREEMENT.

7.  EVENTS OF DEFAULT:
 Customer shall be in default under this Agreement and each of the other Transaction Documents upon the occurrence of any of the following "Event(s) of Default":  (a) Customer fails to pay any installment or other amount due or coming due under any of the Transaction Documents within ten (10) days after its due date;  (b) any attempt by Customer, without the prior written consent of Secured Party, to sell, rent, lease, mortgage, grant a security interest in, or otherwise transfer or encumber (except for liens in favor of Secured Party) any of the Collateral;  (c) Customer fails to procure, or maintain in effect at all times, any of the insurance on the Collateral in accordance with Section 4 of this Agreement;  (d) Customer breaches any of its other obligations under any of the Transaction Documents and fails to cure the same within thirty (30) days after written notice thereof;  (e) any warranty, representation or statement made by Customer in any of the Transaction Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;  (f) any of the Collateral being subjected to, or being threatened with, attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise;  (g) any default by Customer under any other agreement between Customer and Secured Party which permits Secured Party to accelerate or terminate such other agreement;  (h) (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) shall have become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the  Exchange Act), directly or indirectly, of more than 30% of the outstanding voting stock of Accuride Corporation, a Delaware corporation (“Accuride”); (B) at any time individuals who (i) were members of the Board of Directors of Accuride as of the date of this Agreement, (ii) were members of such Board of Directors for at least the 12 preceding months (or, if such date of determination occurs during the period comprising the first 12 months after the execution of this Agreement, since such date), or (iii) were recommended by at least a majority of the directors described in subclauses (i) or (ii) of this clause (B), no longer constitute a majority of the Board of Directors of Accuride; and/or (C) Accuride shall cease to own directly or indirectly all of the voting stock of Customer; and/or (D) without the prior written consent of Lessor, there is any merger or consolidation of Customer or any Guarantor other than a Permitted Transaction as defined below; (i) the appointment of a receiver for all or of any part of the property of Customer or any Guarantor, or any assignment for the benefit of creditors by Customer or any Guarantor; (j) the filing of a petition by Customer or any Guarantor under any bankruptcy, insolvency or similar law, or the filing of any such petition against Customer or any Guarantor if the same is not dismissed within sixty (60) days of such filing; or (k) the occurrence of any Event of Default (for the purposes of this clause only as defined in the Transaction Documents) under any Transaction Documents.

Secured Party agrees that the prior written consent of Secured Party referred to in Section 9 (q) above will not be unreasonably withheld, provided that Secured Party shall not be deemed to have unreasonably withheld its consent if: (A) Customer fails to provide Secured Party with such financial or other information as Secured Party may reasonably request to evaluate Customer’s request at least thirty (30) days prior to the targeted closing of the proposed event for which Lender’s consent is being requested; (B) in Secured Party’s reasonable opinion, there is expected to be any material adverse change in the creditworthiness of Customer or any Guarantor or (as the case may be) the creditworthiness of any proposed successor entity does not meet Secured Party’s then existing credit underwriting standards; (C) in Secured Party’s reasonable opinion, there is expected to be any adverse effect on the Equipment or Secured Party’s interest therein; (D) at the time of Customer’s request, Customer is subject to an Event of Default or an event that with the giving of notice or passage of time or both would constitute an Event of Default; (E) any such proposed successor entity or new controlling entity fails to meet Secured Party’s compliance screening standards then in effect (e.g., “Patriot Act”), or (F) Secured Party fails to receive, in form and substance satisfactory to Secured Party, any transfer and assumption agreement, new or amended financing statements, or other documents and instruments that may be required by Secured Party in connection with such request.

As used in this Agreement, a “Permitted Transaction” is a transaction where at the time of the consummation thereof, Customer is not subject to an Event of Default or an event that with the giving of notice or passage of time or both would constitute an Event of Default and (A) Customer is the surviving entity, or (B) Customer merges into Guarantor or into a wholly-owned subsidiary of Guarantor and Secured Party receives a transfer and assumption agreement executed by Guarantor or the surviving wholly-owned subsidiary, as the case may be, new or amended financing statement, or other documents and instruments that may be required by Secured Party in connection with such merger within thirty (30) days after consummation of such merger and Guarantor or the surviving wholly-owned subsidiary, as the case may be, meets Secured Party’s compliance screening standards then in effect (e.g., “Patriot Act”).

8.  REMEDIES ON DEFAULT:
 (a) Upon the occurrence of any Event of Default described in Section 7(a)(j), any and all of the Indebtedness (including, without limitation, the Other Agreement) shall automatically become immediately due and payable, without any action by any person or entity.  Upon the occurrence of any other Event of Default under this Agreement, the Secured Party, at its option, may declare any or all of the Indebtedness (including, without limitation, the Other Agreement) to be immediately due and payable, without demand or notice to Customer or any Guarantor.  The obligations and liabilities accelerated thereby shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.  (b) Upon such declaration of default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law.  Without limiting the foregoing, Secured Party shall have the right to  (i) notify any Customer of Customer or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party,  (ii) with or without legal process, enter any premises where the Collateral may be and take possession and/or remove said Collateral from said premises,  (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, and/or  (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds therefrom to the obligations then in default.  If requested by Secured Party, Customer shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.  Secured Party may also render any or all of the Collateral unusable at the Customer's premises and may dispose of such Collateral on such premises without liability for rent or costs.  Any notice which Secured Party is required to give to Customer under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Customer at least five (5) days prior to such action.  (c) Proceeds from any sale or lease or other disposition shall be applied: first, to all reasonably costs of repossession, storage, and disposition including without limitation reasonable attorneys', appraisers', and auctioneers' fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Customer to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Customer, if there exists any surplus. Customer shall remain fully liable for any deficiency.  (d) In the event that any of the Transaction Documents are placed in the hands of an attorney for collection of money due or to become due or to obtain performance of any provision hereof, Customer agrees to pay all reasonable attorneys' fees incurred by Secured Party, and further agrees that payment of such fees is secured hereunder.  (e) Secured Party's rights and remedies hereunder or otherwise arising are cumulative and may be exercised singularly or concurrently.  Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Customer unless such waiver be in writing and signed by Secured Party.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

9. JURY TRIAL WAIVER; CHOICE OF LAW.  EACH OF SECURED PARTY AND CUSTOMER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN CUSTOMER AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN CUSTOMER AND SECURED PARTY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.)  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.   Any legal action or proceeding with respect to this Agreement  shall be brought exclusively in the federal or state courts located in the State of Connecticut, and Customer accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that nothing in this Agreement shall limit or restrict the right of Secured Party to commence any proceeding in the federal or state courts located in the state in which any Collateral is located to the extent Secured Party deems such proceeding necessary or advisable to exercise remedies available under this Agreement, the  Other Agreement and/or any of the other Transaction Documents or to commence legal proceedings or otherwise proceed against the Customer in any other jurisdiction. Secured Party and Customer hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

10.  MISCELLANEOUS:
 (a) This Agreement, the Other Agreement and/or any of the other Transaction Documents may be assigned, in whole or in part, by Secured Party without notice to Customer, and Customer hereby waives any defense, counterclaim or cross-complaint by Customer against any assignee, agreeing that Secured Party shall be solely responsible therefor.  (b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth hereinabove (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given  (i) on the date of receipt if delivered in hand or by facsimile transmission,  (ii) on the next business day after being sent by express mail, and  (iii) on the fourth business day after being sent by regular, registered or certified mail.  As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.  (c) Secured Party may correct patent errors herein and fill in all blanks herein or in the Collateral Schedule consistent with the agreement of the parties.  (d) Time is of the essence hereof.  This Agreement shall be binding, jointly and severally, upon all parties described as the "Customer" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.  (e) This Agreement and its Collateral Schedule constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings

(whether written, verbal or implied) with respect thereto.  This Agreement and its Collateral Schedule shall not be changed or terminated orally or by course of conduct, but only by a writing signed by both parties hereto.  Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation hereof.  (f) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party.  This Agreement shall automatically be reinstated in the event that Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

IN WITNESS WHEREOF, Customer and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid

SECURED PARTY	CUSTOMER
GE Capital Commercial Inc.	Gunite Corporation
By: /s/ Margaret Springuel	By: /s/ Gregory A. Risch
Name: Margaret Springuel	Name: Gregory A. Risch
Title: Authorized Signatory	Title: VP, Director

COLLATERAL SCHEDULE

THIS COLLATERAL SCHEDULE is annexed to and made a part of that certain Security Agreement dated as of ____________________, between GE Capital Commercial Inc., together with its successors and assigns, if any, as Secured Party and _________________________, as Customer and describes collateral in which Customer has granted Secured Party a security interest in connection with the Indebtedness (as defined in the Security Agreement).

COLLATERAL:
_____________________________________ including all software used in such equipment and all parts, accessories, accessions, additions, attachments, substitutions, exchanges, repairs, improvements and replacements, and any and all rights thereunder and proceeds thereof, including without limitation insurance, lease and sublease proceeds thereof.

For the avoidance of doubt, the Collateral shall not be deemed to include any equipment owned by Secured Party and leased to Customer pursuant to the Other Agreement (as defined in the Security Agreement).

IN WITNESS WHEREOF, Customer and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:	CUSTOMER:
GE Capital Commercial Inc.	Gunite Corporation
By:	By:
Name:	Name:
Title:	Title:

GUARANTY

Date:  February 10, 2012

Beneficiary Notice Address:
c/o General Electric Capital Corporation
500 W. Monroe Street
Chicago, IL 60661

THIS GUARANTY ("Guaranty"), dated as of 2-10, 2012, by Transportation Technologies Industries, Inc., a corporation organized and existing under the laws of the state of Delaware ("Guarantor"), is provided in favor of "Beneficiary".  As used in this Guaranty, the term "Beneficiary" shall mean General Electric Capital Corporation and all its subsidiaries, parent entities and affiliates, including, but not limited to, GE Capital Commercial Inc. and General Electric Credit Corporation of Tennessee, entities formed, managed or serviced by any of the foregoing, including, but not limited to, GE CF Trust and GE TF Trust, and the successors and assigns of each of the foregoing.  If more than one Guarantor has entered into this Guaranty, the obligations of each Guarantor under this Guaranty shall be joint and several and any reference below to "Guarantor" shall mean each such Guarantor.

To induce Beneficiary to extend credit to, or enter into, remain party to, purchase or otherwise acquire, now or at any time hereafter, any loan agreements, promissory notes, security agreements, chattel mortgages, pledge agreements, conditional sale contracts, lease agreements, schedules and/or any other documents or instruments evidencing, or relating to, any lease, loan, extension of credit or other financial accommodation (as amended, amended and restated, supplemented or otherwise modified from time to time, collectively the "Transaction Documents" and each individually, a "Transaction Document") to Gunite Corporation, a corporation organized and existing under the laws of the State of Delaware ("Customer"), but without in any way binding Beneficiary to do so, Guarantor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the due regular and punctual payment of any sum or sums of money which Customer may owe to Beneficiary now or at any time hereafter, whether evidenced by a Transaction Document, on open account or otherwise, and whether it represents principal, interest (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased equipment, collateral or security, or any other type of sum of any kind whatsoever that Customer may owe to Beneficiary now or at any time hereafter, and does hereby further guarantee to Beneficiary the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that Customer may owe to Beneficiary now or at any time hereafter arising from or relating to (directly or indirectly) any and all Transaction Documents (all such payment and performance obligations being collectively referred to as the "Obligations").  Guarantor does hereby further guarantee to pay upon demand all losses, reasonable costs, reasonable attorneys' fees and expenses which may be suffered by Beneficiary by reason of Customer's default or default of Guarantor.  All payments made under this Guaranty shall be paid to Beneficiary in immediately available funds without set-off or counterclaim consistent with Beneficiary’s payment policy, generally by check or wire transfer drawn on a bank account located in the United States in the name of Guarantor and not by currency, money orders or travelers checks.

This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).  Nothing herein shall require Beneficiary to first seek or exhaust any remedy against Customer, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations.  It is agreed that Beneficiary may, upon any breach or default of Customer, or at any time thereafter, make demand upon Guarantor and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by Customer, its successors or assigns, or any other person.  Suit may be brought and maintained against Guarantor, at Beneficiary’s election, without joinder of Customer or any other person as parties thereto.  The obligations of Guarantor and any other guarantor of the Obligations shall be joint and several.

Guarantor agrees that Guarantor’s obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of such Guarantor) and Guarantor hereby affirmatively and irrevocably waives as a defense to the payment or performance of obligations hereunder each and every one of the following defenses: (a) the genuineness, validity, regularity and enforceability of the Transaction Documents or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of the Transaction Documents or any other document; (c) the absence of, or delay in, any action to enforce the Transaction Documents, this Guaranty or any other document; (d) Beneficiary’s failure or delay in obtaining any other guaranty of the Obligations (including, without limitation, Beneficiary’s failure to obtain the signature of any other guarantor hereunder); (e) the release of, extension of time for payment or performance by, or any other indulgence granted to Customer or any other person with respect to the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of Guarantor; (g) Customer's voluntary or involuntary bankruptcy, insolvency, assignment for the benefit of creditors, reorganization, or similar proceedings affecting Customer or any of its assets; (h) any merger or consolidation of Customer, any change in control of Customer or any sale of all or substantially all of the assets of Customer; or (i) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of an obligor, surety or guarantor.

This Guaranty, the Transaction Documents and the Obligations may be assigned by Beneficiary, without the consent of Guarantor.  Guarantor agrees that if Guarantor receives written notice of an assignment from Beneficiary, Guarantor will pay all amounts due hereunder to such assignee or as instructed by Beneficiary.  Guarantor also agrees to acknowledge and confirm in writing any such assignment in form and content as may be reasonably requested by assignee.  Guarantor hereby waives and agrees not to assert against any such assignee any of the defenses set forth in the immediate preceding paragraph.  Guarantor may not assign, transfer or delegate any of Guarantor’s rights, duties or obligations under this Guaranty without the prior written consent of Beneficiary.

This Guaranty may be terminated upon delivery to Beneficiary (at Beneficiary’s notice address shown above, as the same may from time to time be changed in accordance with the notice provisions of this Guaranty) of a written termination notice from Guarantor.  However, as to all Obligations (whether matured, unmatured, absolute, liquidated, contingent or otherwise) incurred by Customer prior to Beneficiary’s receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

Guarantor agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by Beneficiary, all as though such payment or performance had not been made.  If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Beneficiary shall be prohibited from exercising any of Beneficiary’s rights or remedies against Customer or any other person or against any property, then, as between Beneficiary and Guarantor, such prohibition shall be of no force and effect, and Beneficiary shall have the right to make demand upon, and receive payment from, Guarantor of all amounts and other sums that would be due to Beneficiary upon a default with respect to the Obligations.

Notice of acceptance of this Guaranty and of any default by Customer or any other person is hereby waived.  Presentment, protest demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived.  Guarantor warrants that Guarantor has adequate means to obtain from Customer on a continuing basis financial data and other information regarding Customer and is not relying upon Beneficiary to provide any such data or other information.  Without limiting the foregoing, notice of adverse change in Customer's financial condition or of any other fact which might materially increase the risk of Guarantor is also waived.  All settlements, compromises, accounts stated and agreed balances made in good faith between Customer, its successors or assigns, and Beneficiary shall be binding upon and shall not affect the liability of Guarantor.

Payment of all amounts now or hereafter owed to Guarantor by Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to Beneficiary of all Obligations and is hereby assigned to Beneficiary as a security therefor.  Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Customer, any other obligor for any of the Obligations, any collateral therefor, or any other assets of Customer or any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to Beneficiary by Guarantor, and Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, Guarantor, the Customer or any other obligor for any of the Obligations, or realized from any of their respective assets.

EACH OF GUARANTOR AND BENEFICIARY, AS APPLICABLE, HEREBY UNCONDITIONALLY WAIVES GUARANTOR’S OR BENEFICIARY’S RIGHT, AS APPLICABLE, TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN GUARANTOR AND BENEFICIARY RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN GUARANTOR AND BENEFICIARY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

As used in this Guaranty: a) the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, or any government or any political subdivision thereof; and b) the word "entity" shall mean any corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, or any government or any political subdivision thereof (but shall not mean an individual).

           This Guaranty is intended by the parties as a final expression of the guaranty of Guarantor and is also intended as a complete and exclusive statement of the terms thereof.  No course of dealing, course of performance or trade usage, nor any parol evidence of any kind, shall be used to supplement or modify any of the terms hereof, nor are there any conditions to the full effectiveness of this Guaranty.  This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by both Guarantor and Beneficiary.  No failure by Beneficiary to exercise Beneficiary’s rights hereunder shall give rise to any estoppel against Beneficiary, or excuse Guarantor from performing hereunder.  Beneficiary’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.  The rights and remedies of Beneficiary hereunder are cumulative and nonexclusive of any other rights and remedies that Beneficiary may have under any other agreement or at law or in equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE).  This Guaranty shall bind Guarantor’s successors and assigns and the benefits thereof shall extend to and include Beneficiary’s successors and assigns. If Guarantor is an individual, this Guaranty shall not be discharged or affected by the death or incompetency of Guarantor, but shall bind Guarantor’s heirs, executors, administrators, and assigns.  Guarantor will deliver to Beneficiary Guarantor’s complete consolidated financial statements, certified by a recognized firm of certified public accountants, within ninety (90) days of the close of each fiscal year of Guarantor.  Guarantor will deliver to Beneficiary copies of Guarantor’s quarterly consolidated financial reports certified by Guarantor’s chief financial officer, within ninety (90) days after the close of each fiscal quarter of Guarantor and copies of Guarantor’s most current tax returns.  As applicable, Guarantor will deliver to Beneficiary copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission (it being understood that to the extent the same are properly filed on EDGAR they shall be deemed delivered to Beneficiary on the date on which the same are filed on EDGAR).  In addition, in the event of default hereunder, Beneficiary may, during normal business hours and upon reasonable advance notice to Guarantor, inspect Guarantor’s financial and accounting records.
Guarantor hereby represents and warrants to Beneficiary as of the date hereof that (i) Guarantor (if an entity) is duly organized and validly existing under the laws of its state of incorporation or formation, as applicable, and has full corporate (or similar) power to enter into this Guaranty and to perform its obligations hereunder; (ii) Guarantor’s execution, delivery and performance hereof does not and will not violate any judgment, order or law applicable to Guarantor, or constitute a breach of or default under any material indenture, mortgage, deed of trust, or other agreement entered into by Guarantor with the Guarantor’s creditors or any other party; (iii) no approval, consent or withholding of objections is required from any governmental authority or any other entity with respect to the execution, delivery and performance by Guarantor of this Guaranty; (iv) this Guaranty constitutes a valid, legal and binding obligation of Guarantor, enforceable in accordance with its terms; (v) there are no proceedings presently pending or threatened against Guarantor which could reasonably be expected to have a material adverse effect on Guarantor’s ability to perform under this Guaranty; (vi) all financial statements delivered to Beneficiary in connection with this Guaranty have been (and will be) prepared in accordance with generally accepted accounting principles and since the date of Guarantor's most recent financial statement, there has been no material adverse change in the financial condition of Guarantor; (vii) it is to the benefit of Guarantor to execute this Guaranty; (viii) the benefit to Guarantor is reasonably worth the obligations hereby guaranteed; and (ix) Guarantor is and will remain in compliance in all material respects with all laws and regulations applicable to Guarantor including, without limitation, Guarantor neither is nor shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders.

If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

EACH OF BENEFICIARY AND GUARANTOR IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH AND WITH THE TRANSACTION DOCUMENTS (COLLECTIVELY, THE "PROCEEDINGS"), AND EACH OF BENEFICIARY AND GUARANTOR FURTHER IRREVOCABLY WAIVES ANY RIGHT BENEFICIARY OR GUARANTOR, AS APPLICABLE, MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS).  EACH OF BENEFICIARY AND GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH BENEFICIARY OR GUARANTOR, AS APPLICABLE, MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT BENEFICIARY OR GUARANTOR, AS APPLICABLE, IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT BENEFICIARY OR BENEFICIARY’S OR GUARANTOR OR GUARANTOR’S PROPERTY, AS APPLICABLE, IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE.  EACH OF BENEFICIARY AND GUARANTOR ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO BENEFICIARY OR GUARANTOR, AS APPLICABLE, WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, BENEFICIARY OR GUARANTOR, AS APPLICABLE AGREES THAT, IN ADDITION TO ANY OF THE REMEDIES TO WHICH BENEFICIARY OR GUARANTOR, AS APPLICABLE, MAY BE ENTITLED AT LAW OR IN EQUITY, BENEFICIARY OR

GUARANTOR, AS APPLICABLE, WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT.  Notwithstanding the foregoing, Beneficiary shall have the right to apply to a court of competent jurisdiction in the United States of America or abroad for equitable relief as is necessary to preserve, protect and enforce Beneficiary’s rights under this Guaranty and the Transaction Documents, including, but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Guarantor, Customer or the collateral pledged to Beneficiary pursuant to any Transaction Document or to gain possession of any asset or such collateral subject of the Transaction Documents.

All notices to be given in connection with this Guaranty shall be in writing, shall be addressed to the parties at their respective notice addresses set forth in this Guaranty (unless and until a different address may be specified in a written notice to the other party or parties), and shall be deemed given: (i) on the date of receipt if delivered by hand; (ii) on the next business day after being sent by overnight courier service; and (iii) on the third business day after being sent by regular, registered, certified mail

IF GUARANTOR IS AN INDIVIDUAL, GUARANTOR REPRESENTS AND WARRANTS THIS GUARANTY IS BEING EXECUTED BY GUARANTOR AS AN INDIVIDUAL IN HIS OR HER OWN CAPACITY AND NOT AS A DIRECTOR, OFFICER, EMPLOYEE, OR REPRESENTATIVE FOR ANY CORPORATION, LIMITED LIABILITY COMPANY, PARTNERSHIP OR ANY OTHER ENTITY.

           IF GUARANTOR IS AN ENTITY, EACH PERSON SIGNING ON BEHALF OF THE ENTITY REPRESENTS AND WARRANTS THAT HE OR SHE HAS THE AUTHORITY TO SIGN ON BEHALF OF SUCH ENTITY AND BY SO SIGNING TO BIND SUCH ENTITY HEREUNDER.

This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Guaranty by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

Transportation Technologies, Inc. as Guarantor
By: /s/ Gregory A. Risch
Name: Gregory A. Risch
Title: VP, Director
Attest: Bryan A. Neighbors
Address for notices: 7140 Office Circle Evansville, IN 47714

GUARANTY

Date:  February 10, 2012

Beneficiary Notice Address:
c/o General Electric Capital Corporation
500 W. Monroe Street
Chicago, IL 60661

THIS GUARANTY ("Guaranty"), dated as of 2-10, 2012, by Accuride Corporation, a corporation organized and existing under the laws of the state of Delaware ("Guarantor"), is provided in favor of "Beneficiary".  As used in this Guaranty, the term "Beneficiary" shall mean General Electric Capital Corporation and all its subsidiaries, parent entities and affiliates, including, but not limited to, GE Capital Commercial Inc. and General Electric Credit Corporation of Tennessee, entities formed, managed or serviced by any of the foregoing, including, but not limited to, GE CF Trust and GE TF Trust, and the successors and assigns of each of the foregoing.  If more than one Guarantor has entered into this Guaranty, the obligations of each Guarantor under this Guaranty shall be joint and several and any reference below to "Guarantor" shall mean each such Guarantor.

To induce Beneficiary to extend credit to, or enter into, remain party to, purchase or otherwise acquire, now or at any time hereafter, any loan agreements, promissory notes, security agreements, chattel mortgages, pledge agreements, conditional sale contracts, lease agreements, schedules and/or any other documents or instruments evidencing, or relating to, any lease, loan, extension of credit or other financial accommodation (as amended, amended and restated, supplemented or otherwise modified from time to time, collectively the "Transaction Documents" and each individually, a "Transaction Document") to Gunite Corporation, a corporation organized and existing under the laws of the State of Delaware ("Customer"), but without in any way binding Beneficiary to do so, Guarantor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the due regular and punctual payment of any sum or sums of money which Customer may owe to Beneficiary now or at any time hereafter, whether evidenced by a Transaction Document, on open account or otherwise, and whether it represents principal, interest (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased equipment, collateral or security, or any other type of sum of any kind whatsoever that Customer may owe to Beneficiary now or at any time hereafter, and does hereby further guarantee to Beneficiary the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that Customer may owe to Beneficiary now or at any time hereafter arising from or relating to (directly or indirectly) any and all Transaction Documents (all such payment and performance obligations being collectively referred to as the "Obligations").  Guarantor does hereby further guarantee to pay upon demand all losses, reasonable costs, reasonable attorneys' fees and expenses which may be suffered by Beneficiary by reason of Customer's default or default of Guarantor.  All payments made under this Guaranty shall be paid to Beneficiary in immediately available funds without set-off or counterclaim consistent with Beneficiary’s payment policy, generally by check or wire transfer drawn on a bank account located in the United States in the name of Guarantor and not by currency, money orders or travelers checks.

This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).  Nothing herein shall require Beneficiary to first seek or exhaust any remedy against Customer, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations.  It is agreed that Beneficiary may, upon any breach or default of Customer, or at any time thereafter, make demand upon Guarantor and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by Customer, its successors or assigns, or any other person.  Suit may be brought and maintained against Guarantor, at Beneficiary’s election, without joinder of Customer or any other person as parties thereto.  The obligations Guarantor and any other guarantor of the Obligations shall be joint and several.

Guarantor agrees that Guarantor’s obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of such Guarantor) and Guarantor hereby affirmatively and irrevocably waives as a defense to the payment or performance of obligations hereunder each and every one of the following defenses: (a) the genuineness, validity, regularity and enforceability of the Transaction Documents or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of the Transaction Documents or any other document; (c) the absence of, or delay in, any action to enforce the Transaction Documents, this Guaranty or any other document; (d) Beneficiary’s failure or delay in obtaining any other guaranty of the Obligations (including, without limitation, Beneficiary’s failure to obtain the signature of any other guarantor hereunder); (e) the release of, extension of time for payment or performance by, or any other indulgence granted to Customer or any other person with respect to the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of Guarantor; (g)

Customer's voluntary or involuntary bankruptcy, insolvency, assignment for the benefit of creditors, reorganization, or similar proceedings affecting Customer or any of its assets; (h) any merger or consolidation of Customer, any change in control of Customer or any sale of all or substantially all of the assets of Customer; or (i) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of an obligor, surety or guarantor.

This Guaranty, the Transaction Documents and the Obligations may be assigned by Beneficiary, without the consent of Guarantor.  Guarantor agrees that if Guarantor receives written notice of an assignment from Beneficiary, Guarantor will pay all amounts due hereunder to such assignee or as instructed by Beneficiary.  Guarantor also agrees to acknowledge and confirm in writing any such assignment in form and content as may be reasonably requested by assignee.  Guarantor hereby waives and agrees not to assert against any such assignee any of the defenses set forth in the immediate preceding paragraph.  Guarantor may not assign, transfer or delegate any of Guarantor’s rights, duties or obligations under this Guaranty without the prior written consent of Beneficiary.

This Guaranty may be terminated upon delivery to Beneficiary (at Beneficiary’s notice address shown above, as the same may from time to time be changed in accordance with the notice provisions of this Guaranty) of a written termination notice from Guarantor.  However, as to all Obligations (whether matured, unmatured, absolute, liquidated, contingent or otherwise) incurred by Customer prior to Beneficiary’s receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

Guarantor agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by Beneficiary, all as though such payment or performance had not been made.  If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Beneficiary shall be prohibited from exercising any of Beneficiary’s rights or remedies against Customer or any other person or against any property, then, as between Beneficiary and Guarantor, such prohibition shall be of no force and effect, and Beneficiary shall have the right to make demand upon, and receive payment from, Guarantor of all amounts and other sums that would be due to Beneficiary upon a default with respect to the Obligations.

Notice of acceptance of this Guaranty and of any default by Customer or any other person is hereby waived.  Presentment, protest demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived.  Guarantor warrants that Guarantor has adequate means to obtain from Customer on a continuing basis financial data and other information regarding Customer and is not relying upon Beneficiary to provide any such data or other information.  Without limiting the foregoing, notice of adverse change in Customer's financial condition or of any other fact which might materially increase the risk of Guarantor is also waived.  All settlements, compromises, accounts stated and agreed balances made in good faith between Customer, its successors or assigns, and Beneficiary shall be binding upon and shall not affect the liability of Guarantor.

Payment of all amounts now or hereafter owed to Guarantor by Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to Beneficiary of all Obligations and is hereby assigned to Beneficiary as a security therefor.  Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Customer, any other obligor for any of the Obligations, any collateral therefor, or any other assets of Customer or any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to Beneficiary by Guarantor, and Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, Guarantor, the Customer or any other obligor for any of the Obligations, or realized from any of their respective assets.

EACH OF GUARANTOR AND BENEFICIARY, AS APPLICABLE, HEREBY UNCONDITIONALLY WAIVES GUARANTOR’S OR BENEFICIARY’S RIGHT, AS APPLICABLE, TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN GUARANTOR AND BENEFICIARY RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN GUARANTOR AND BENEFICIARY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

As used in this Guaranty: a) the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, or any government or any political subdivision thereof; and b) the word "entity" shall mean any corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, or any government or any political subdivision thereof (but shall not mean an individual).

           This Guaranty is intended by the parties as a final expression of the guaranty of Guarantor and is also intended as a complete and exclusive statement of the terms thereof.  No course of dealing, course of performance or trade usage, nor any parol evidence of any kind, shall be used to supplement or modify any of the terms hereof, nor are there any conditions to the full effectiveness of this Guaranty.  Except for as set forth in that certain Addendum to Guaranty, dated on or about the date hereof, entered into by Guarantor, this Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by both Guarantor and Beneficiary.  No failure by Beneficiary to exercise Beneficiary’s rights hereunder shall give rise to any estoppel against Beneficiary, or excuse Guarantor from performing hereunder.  Beneficiary’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.  The rights and remedies of Beneficiary hereunder are cumulative and nonexclusive of any other rights and remedies that Beneficiary may have under any other agreement or at law or in equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE).  This Guaranty shall bind Guarantor’s successors and assigns and the benefits thereof shall extend to and include Beneficiary’s successors and assigns. Guarantor will deliver to Beneficiary Guarantor’s complete consolidated financial statements, certified by a recognized firm of certified public accountants, within ninety (90) days of the close of each fiscal year of Guarantor.  Guarantor will deliver to Beneficiary copies of Guarantor’s quarterly consolidated financial reports certified by Guarantor’s chief financial officer, within ninety (90) days after the close of each fiscal quarter of Guarantor and copies of Guarantor’s most current tax returns.  As applicable, Guarantor will deliver to Beneficiary copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission (it being understood that to the extent the same are properly filed on EDGAR they shall be deemed delivered to Beneficiary on the date on which the same are filed on EDGAR).  In addition, in the event of default hereunder, Beneficiary may, during normal business hours and upon reasonable advance notice to Guarantor, inspect Guarantor’s financial and accounting records.

Guarantor hereby represents and warrants to Beneficiary as of the date hereof that (i) Guarantor (if an entity) is duly organized and validly existing under the laws of its state of incorporation or formation, as applicable, and has full corporate (or similar) power to enter into this Guaranty and to perform its obligations hereunder; (ii) Guarantor’s execution, delivery and performance hereof does not and will not violate any judgment, order or law applicable to Guarantor, or constitute a breach of or default under any material indenture, mortgage, deed of trust, or other agreement entered into by Guarantor with the Guarantor’s creditors or any other party; (iii) no approval, consent or withholding of objections is required from any governmental authority or any other entity with respect to the execution, delivery and performance by Guarantor of this Guaranty; (iv) this Guaranty constitutes a valid, legal and binding obligation of Guarantor, enforceable in accordance with its terms; (v) there are no proceedings presently pending or threatened against Guarantor which could reasonably be expected to have a material adverse effect on Guarantor’s ability to perform under this Guaranty; (vi) all financial statements delivered to Beneficiary in connection with this Guaranty have been (and will be) prepared in accordance with generally accepted accounting principles and since the date of Guarantor's most recent financial statement, there has been no material adverse change in the financial condition of Guarantor; (vii) it is to the benefit of Guarantor to execute this Guaranty; (viii) the benefit to Guarantor is reasonably worth the obligations hereby guaranteed; and (ix) Guarantor is and will remain in compliance in all material respects with all laws and regulations applicable to Guarantor including, without limitation, Guarantor neither is nor shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders.

If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

EACH OF BENEFICIARY AND GUARANTOR IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH AND WITH THE TRANSACTION DOCUMENTS (COLLECTIVELY, THE "PROCEEDINGS"), AND EACH OF BENEFICIARY AND GUARANTOR FURTHER IRREVOCABLY WAIVES ANY RIGHT BENEFICIARY OR GUARANTOR, AS APPLICABLE, MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS).  EACH OF BENEFICIARY AND GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH BENEFICIARY OR GUARANTOR, AS APPLICABLE, MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT BENEFICIARY OR GUARANTOR, AS APPLICABLE, IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT BENEFICIARY OR BENEFICIARY’S OR GUARANTOR OR GUARANTOR’S PROPERTY, AS APPLICABLE, IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE.  EACH OF BENEFICIARY AND GUARANTOR ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE

WILL CAUSE IRREPARABLE HARM TO BENEFICIARY OR GUARANTOR, AS APPLICABLE, WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, BENEFICIARY OR GUARANTOR, AS APPLICABLE AGREES THAT, IN ADDITION TO ANY OF THE REMEDIES TO WHICH BENEFICIARY OR GUARANTOR, AS APPLICABLE, MAY BE ENTITLED AT LAW OR IN EQUITY, BENEFICIARY OR GUARANTOR, AS APPLICABLE, WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT.  Notwithstanding the foregoing, Beneficiary shall have the right to apply to a court of competent jurisdiction in the United States of America or abroad for equitable relief as is necessary to preserve, protect and enforce Beneficiary’s rights under this Guaranty and the Transaction Documents, including, but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Guarantor, Customer or the collateral pledged to Beneficiary pursuant to any Transaction Document or to gain possession of any asset or such collateral subject of the Transaction Documents.

All notices to be given in connection with this Guaranty shall be in writing, shall be addressed to the parties at their respective notice addresses set forth in this Guaranty (unless and until a different address may be specified in a written notice to the other party or parties), and shall be deemed given: (i) on the date of receipt if delivered by hand; (ii) on the next business day after being sent by overnight courier service; and (iii) on the third business day after being sent by regular, registered, certified mail

IF GUARANTOR IS AN INDIVIDUAL, GUARANTOR REPRESENTS AND WARRANTS THIS GUARANTY IS BEING EXECUTED BY GUARANTOR AS AN INDIVIDUAL IN HIS OR HER OWN CAPACITY AND NOT AS A DIRECTOR, OFFICER, EMPLOYEE, OR REPRESENTATIVE FOR ANY CORPORATION, LIMITED LIABILITY COMPANY, PARTNERSHIP OR ANY OTHER ENTITY.

           IF GUARANTOR IS AN ENTITY, EACH PERSON SIGNING ON BEHALF OF THE ENTITY REPRESENTS AND WARRANTS THAT HE OR SHE HAS THE AUTHORITY TO SIGN ON BEHALF OF SUCH ENTITY AND BY SO SIGNING TO BIND SUCH ENTITY HEREUNDER.

This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Guaranty by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

Accuride Corporation as Guarantor
By: /s/ Gregory A. Risch
Name: Gregory A. Risch
Title: VP, Interim CFO
Attest: Bryan A. Neighbors
Address for notices: 7140 Office Circle Evansville, IN 47714

ADDENDUM TO
GUARANTY DATED FEBRUARY ____, 2012

This ADDENDUM, is made and entered into this 10 day of February, 2012 (“Addendum”), by Accuride Corporation (“Guarantor”) in favor of Beneficiary (as defined in the Guaranty), and amends and supplements that certain Guaranty, dated February 10, 2012 (the “Guaranty”), entered into by Guarantor in favor of Beneficiary, as set forth herein.  This Addendum is hereby incorporated into the Guaranty as though fully set forth therein.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Guaranty.

The Guaranty is hereby amended and supplemented by adding the following provisions:

(a)FINANCIAL COVENANTS.  Guarantor hereby represents, warrants and covenants to Beneficiary that Guarantor shall maintain in favor of the Beneficiary, as if fully set forth in the Guaranty, all of the financial covenants (“Financial Covenants”) set forth in that certain ABL Credit Agreement, dated July 29, 2010, among Guarantor, the other co-borrowers named therein, Deutsche Bank Securities, Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Joint Book Runners, and the other agents and lenders party thereto (the “Credit Agreement”).  Guarantor hereby confirms that, as of the date hereof, the Credit Agreement is in full force and effect and has not been amended, restated, waived and/or modified, and no default or event which with the passage of time or the giving of notice would constitute a default has occurred thereunder.  No amendment, restatement, supplement, waiver, expiration, modification or termination of any type of the Credit Agreement after the date hereof shall have any force or effect hereunder and shall not modify the Financial Covenants with respect to the Guaranty.  Any amendment, restatement, supplement, termination, modification or waiver of any type of the Financial Covenants applicable to the Guaranty is subject to the prior written consent of Beneficiary, which consent may be granted or withheld in Beneficiary’s sole discretion.  A breach of or default by Guarantor with respect to the Financial Covenants or Guarantor’s failure to comply with the requirements contained in this paragraph shall constitute an automatic and immediate default under the Guaranty and an automatic and immediate Event of Default under any Transaction Document.

(b) COMPLIANCE REPORTS.  Guarantor shall provide Beneficiary at least quarterly with a certificate executed by Guarantor’s chief financial officer, or other person acceptable to Beneficiary, certifying that Guarantor is in compliance with the Financial Covenants and further certifying that, as of the date of the date of the certificate, no default and/or Event of Default exists under the Guaranty or any Transaction Document.  Any failure to comply with the foregoing reporting requirements shall be deemed an immediate default under the Guaranty and an automatic and immediate Event of Default under any Transaction Document.  The reports required under this section are in addition to and not a substitute for any reports required under the Guaranty or any Transaction Document.  Reports required hereunder shall be delivered to: General Electric Capital Corporation, Central Region – Corporate Finance, 500 West Monroe Street, Chicago, IL 60661 Attention: Risk Management.

Except as expressly modified hereby, all terms and provisions of the Guaranty (and any Transaction Document) shall remain in full force and effect.  This Addendum may not be amended, modified, waived or otherwise altered in any way, unless agreed to in writing by both Guarantor and Beneficiary.

IN WITNESS WHEREOF, Guarantor has caused this Addendum to be executed by its duly authorized representatives as of the date first above written.

Guarantor:	Acknowledged and Agreed to:
Accuride Corporation	Gunite Corporation
By: /s/ Gregory A. Risch	By: /s/ Gregory A. Risch
Name: Gregory A. Risch	Name: Gregory A. Risch
Title: VP, Interim CFO	Title: VP, Director